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                                                                   EXHIBIT 10-35

                 AGREEMENT OF LEASE, made as of this 16th day of September, 1996, between 666 FIFTH AVENUE LIMITED PARTNERSHIP, a Delaware limited partnership, having an office at 666 Fifth Avenue, New York, New York 10103 ("Landlord") and Grand Havana Room - New York, Inc., a New York corporation having an office c/o Grand Havana Room, Corporate Office, Penthouse, 1990 Westwood Boulevard, Los Angeles, California 90025 ("Tenant")

                             W I T N E S S E T H :


                 The parties hereto, for themselves, their legal representatives, successors and assigns, hereby covenant as follows:

                                  DEFINITIONS

(1) "Affiliate" shall have the meaning set forth in Section D of Article 12 hereof.

(2) "Alterations" shall mean alterations (other than decorative items), installations, improvements, additions or other physical changes in or about the Premises.

(3) "Annual Statement" shall have the meaning set forth in Exhibit "B" annexed hereto and made a part hereof.

(4) "Applicable Rate" shall mean the lesser of (x) two percent (2%) above the then current "base" rate charged by Citibank, N.A. or its successor, and
(y) the maximum rate permitted by applicable law.

(5)      "Assessed Valuation" shall have the meaning set forth in Section A of
Article 27 hereof.

(6)      "Assignee Security" shall have the meaning set forth in Section C of
Article 12 hereof.

(7) "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq., or any statute of similar nature and purpose.

(8) "Base Operating Expenses" shall have the meaning set forth in Section A of Article 27 hereof.

(9) "Base Taxes" shall have the meaning set forth in Section A of Article 27 hereof.

(10) "Breakpoint" shall have the meaning set forth in Exhibit "B" annexed hereto and made a part hereof, subject to adjustment pursuant to Section F of
Article 12 hereof.

(11)     "Broker" shall have the meaning set forth in Article 34 hereof.
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(12)     "Building" shall mean all the buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the land and any and all alterations, renewals, and replacements thereof, additions thereto and substitutions therefor, known by the address of 666 Fifth Avenue, New York, New York.

(13) "Building Systems" shall mean the mechanical, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building up to the point of entry to the Premises.

(14) "Business Days" shall mean all days, excluding Saturdays, Sundays and all days observed by either the State of New York or the Federal Government and by the labor unions servicing the Building as legal holidays.

(15)     "Certifying Officer" shall have the meaning set forth in Section C of
Article 3 hereof

(16) "Commencement Date" shall have the meaning set forth in Article 1 hereof.

(17)     "Current Year" shall have the meaning set forth in Section C of
Article 27 hereof.

(18) "Deficiency" shall have the meaning set forth in Section B of Article 17 hereof.

(19) "Electric Rate" shall mean the rates in effect under Consolidated Edison's Service Classification Number 4 - Rate II (Time of Day) at the time particular electrical energy is consumed, plus taxes, or any successor or replacement rate that Consolidated Edison uses in lieu of the foregoing that applies from time to time to the consumption of and demand for electricity (including all applicable surcharges, demand charges, rate adjustment charges, energy charges, fuel adjustment charges, volume discounts, time of day charges, and other sums payable to the utility in respect thereof).

(20) "Electrical Energy Sum" shall have the meaning set forth in Section E of Article 13 hereof.

(21)     "Events of Default" shall have the meaning set forth in Section A of
Article 16 hereof.

(22) "Expiration Date" shall have the meaning set forth in Article 1 hereof.

(23) "Fixed Rent" shall mean the rent set forth in Section A of Article 1 hereof, subject to increase pursuant to Section F of Article 12 and Article 27 hereof.





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(24)     "Fixed Rent Commencement Date" shall have the meaning set forth in
Section D of Article 1 hereof.

(25)"Governmental Authority" (Authorities)" shall mean the United States of America, the State of New York, the City of New York and any agency, department, commission, board, bureau, instrumentality or political subdivision of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

(26) "Gross Sales" shall have the meaning set forth in Exhibit "B" annexed hereto and made a part hereof.

(27)     "HVAC" shall mean heat, ventilation and air conditioning.

(28)     "HVAC Systems" shall mean the Building Systems providing HVAC.

(29) "Indemnities" shall mean the Landlord, its partners, shareholders, officers, employees, agents and contractors.

(30)     "Initial Alterations" shall have the meaning set forth in Section A of
Article 3 hereof.

(31) "Landlord", on the date as of which this Lease is made, shall mean 666 FIFTH AVENUE LIMITED PARTNERSHIP, a Delaware limited partnership having an office at 666 Fifth Avenue, New York, New York 10103, but thereafter, "Landlord" shall mean only the fee owner of the Real Property or if there shall exist a Superior Lease, the tenant thereunder.

(32)     "Landlord's Books" shall have the meaning set forth in Section C of
Article 27 hereof.

(33)     "Lease Year" shall have mean any calendar year during the Term.

(34)     "Lessor(s)" shall mean a lessor under a Superior Lease.

(35) "Letter of Credit" shall have the meaning set forth in Article 31 hereof.

(36) "Meter Date" shall have the meaning set forth in Section A of Article 13 hereof.

(37) "Mortgage(s)" shall mean any trust indenture or mortgage which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

(38) "Mortgagee(s)" shall mean any trustee, mortgagee or holder of a Mortgage.





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(39)     "Occupancy Date" shall have the meaning set forth in Section A of
Article 13 hereof.

(40) "Office (Offices)" shall mean any premises other than premises used as a store or stores for the sale or display, at any time, of goods, wares or merchandise, of any kind, or a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing.

(41)     "Operating Expenses" shall have the meaning set forth in Section A of
Article 27 hereof.

(42)     "Operating Statement" shall have the meaning set forth in Section A of
Article 27 hereof.

(43)     "Operating Year" shall have the meaning set forth in Section A of
Article 27 hereof.

(44) "Operation of the Property" shall mean the maintenance, repair and management of the Real Property or the Building and the curbs, sidewalks and areas adjacent thereto.

(45)     "Overtime Periods" shall have the meaning set forth in Section C of
Article 28 hereof.

(46) "Parties" shall have the meaning set forth in Section B of Article 37 hereof.

(47) "Partnership Tenant" shall have the meaning set forth in Article 29 hereof.

(48)     "Percentage Rent" shall mean the rent set forth in Section B of
Article 1 hereof.

(49) "Percentage Rent Payment Date" shall have the meaning set forth in Exhibit "B" annexed hereto and made a part hereof.

(50) "Premises" shall mean the area containing approximately 16,472 rentable square feet located on the thirty-ninth (39th) Floor of the Building indicated by diagonal hatching on the floor plan attached hereto and made a part hereof as Exhibit "A" For all purposes of this Lease, the rentable square footage of the Premises shall be deemed to be 16,472 square feet, but in no event shall such deemed rentable square footage constitute or imply representation or warranty by Landlord as to the actual size of the Premises.

(51) "Private Cigar Club" shall mean a private club catering to cigar smokers and their guests, which provides not less than annual membership based on payment of a one-time initiation fee, if any, and monthly dues entitling only such members and their guests to congregate at the club and enjoy the club's facilities, and which club operates substantially in accordance with the methods and policies in effect at the private cigar club known as the "Grand





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Havana Room" currently operated by the principals on the date hereof of Tenant in Beverly Hills, California, and at all times operating in compliance with all applicable Requirements.

(52) "Real Property" shall mean the Building, together with the plot of land upon which it stands.

(53) "Rental" shall mean and be deemed to include Fixed Rent, any increases in Fixed Rent (pursuant to Article 27 hereof), Percentage Rent, all additional rent and any other sums payable by Tenant hereunder.

(54) "Requirements" shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of all Governmental Authorities, and of any and all of their departments and bureaus, and of any applicable fire rating bureau, or other body exercising similar functions, whether now existing or hereafter created, affecting the Real Property, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property.

(55) "Rules and Regulations" shall mean the rules and regulations annexed hereto and made a part hereof as Schedule A, and such other and further rules and regulations as Landlord or Landlord's agents may from time to time adopt on such notice to be given as Landlord may elect, subject to Tenant's right to dispute the reasonableness thereof as provided in Article 8 hereof. If there is any conflict between the terms and provisions of this Lease and the terms and provisions of the Rules and Regulations, the terms and provisions of this Lease shall control.

(56)     "Sublease Statement" shall have the meaning set forth in Section F of
Article 12 hereof.

(57) "Substantially Completed" shall mean the completion of construction except for minor details of construction, decoration and mechanical adjustment, the non-completion of which will not materially interfere with the Tenant's use and occupancy of the Premises for Tenant's normal business purposes.

(58) "Superior Lease(s)" shall mean all ground or underlying leases of the Real Property or the Building heretofore or hereafter made by Landlord.

(59) "Survey" shall have the meaning set forth in Section C of Article 13 hereof.

(60) "Taxes" shall have the meaning set forth in Section A of Article 27 hereof.





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(61)     "Tax Payment" shall have the meaning set forth in Section B of Article
27 hereof.

(62)     "Tax Statement" shall have the meaning set forth in Section A of
Article 27 hereof.

(63) "Tax Year" shall have the meaning set forth in Section A of Article 27 hereof.

(64) "Tenant" on the date as of which this Lease is made, shall mean Grand Havana Room - New York, Inc., but thereafter "Tenant" shall mean only the tenant under this Lease at the time in question; provided, however, that the foregoing shall not be construed to permit any assignment of this Lease or to relieve the Tenant named herein or any assignee or other successes in interest (whether immediate or remote) of the Tenant named herein from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

(65)     "Tenant's Fund" shall have the meaning set forth in Section C of
Article 3 hereof.

(66)     "Tenant's Share" shall have the meaning set forth in Section A of
Article 27 hereof.

(67) "Term" shall mean a term which shall commence on the Commencement Date and shall expire on the Expiration Date.

(68) "Unavoidable Delays" shall have the meaning set forth in Article 25 hereof.

                 1. DEMISE, PREMISES, TERM, RENT. A. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term to commence on the date hereof (the "Commencement Date"), and to end on September 30, 2011 (the "Expiration Date"), both dates inclusive, unless the Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law, at an annual rent consisting of the aggregate of Fixed Rent as set forth below in this Section A of Article 1 and Percentage Rent as set forth below in Section B of Article 1. Landlord shall deliver possession of the Premises to Tenant on September 23, 1996. The annual fixed rent (the "Fixed Rent") payable during the Term is as follows: (i) for the period from the Commencement Date through the day immediately preceding the fifth (5th) anniversary of the Commencement Date, an annual rent of $658,880, payable in equal monthly installments of $54,906.67; (ii) for the period from the fifth (5th) anniversary of the Commencement Date through the day immediately preceding the tenth (10th) anniversary of the Commencement Date, an annual rent of $724,768, payable in equal monthly installments of $60,397.33; and (iii) for the period from the tenth (10th) anniversary of the Commencement Date through the Expiration Date, an annual rent of $790,656, payable in equal monthly installments of $65,888. Tenant agrees to pay Fixed Rent





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and Percentage Rent in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in (with respect to Fixed Rent) equal monthly installments in advance, on the first (1st) day of each calendar month during the Term (except that Tenant shall pay the first full month's installment of Fixed Rent upon the execution of this Lease), commencing on the Fixed Rent Commencement Date, at the office of Landlord or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever. At the request of Landlord, Fixed Rent and Percentage Rent and any other items of Rental shall be payable when due to an account designated from time to time by Landlord.

                 B. In addition to the payment of Fixed Rent, Tenant shall pay to Landlord for each Lease Year of the Term, Percentage rent as set forth in Exhibit "B" annexed hereto and made a part hereof.

                 C. If the Fixed Rent Commencement Date shall occur on a date other than the first (1st) day of any calendar month, the Fixed Rent payable pursuant to this Article 1 for such calendar month shall be prorated on a per diem basis.

                 D. Tenant's obligation to pay Fixed Rent shall not commence until March 23, 1997 (the "Fixed Rent Commencement Date"). The foregoing notwithstanding, Tenant shall pay any escalations under Article 27 hereof and the Electrical Energy Sum commencing on the date Landlord delivers possession of the Premises to Tenant.

                 2. USE AND OCCUPANCY. A. Tenant shall use and occupy the Premises for the operation of a first class Private Cigar Club, including the ancillary sale of cigars, tobacco products, cigar accessories and related
(i) gifts, (ii) jewelry, (iii) souvenirs and (iv) other products incidental to the operation of the Private Cigar Club, and the operation of a restaurant serving food and alcoholic beverages, in compliance with all applicable Requirements, to members only of the Private Cigar Club, and for no other purpose. The foregoing notwithstanding, provided Tenant is not in default under the Lease and Tenant shall have obtained Landlord's prior written approval to such change, Tenant may change the use of the Premises to a first class public cigar club and restaurant servicing patrons of the cigar club. Tenant acknowledges and agrees that in determining whether or not to grant Landlord's approval, Landlord may take into consideration the following factors: (i) the nature, quality and presentation of the proposed facilities and services to be provided at the Premises, (ii) the effect the change in use will have upon the operation, marketability and value of the Building and/or the use and occupancy thereof by occupants or potential occupants of the Building; (iii) any effect in connection with security in or about the Building; (iv) if the operation of the business shall be controlled by any person other than Harry Shuster, the qualifications and experience of the operator; and (v) any other





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factors which would be of concern to a reasonably prudent landlord operating a prestigious, first-class office building.

                 B. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (a) for the business of photographic, multilith or multigraph reproductions or offset printing, except in connection with, either directly or indirectly, Tenant's own business and/or activities, (b) for a banking, trust company, depository, guarantee or safe deposit business, (c) as a savings bank, a savings and loan association, or as a loan company, (d) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (e) as a stockbroker's or dealer's office or for the underwriting or sale of securities, (f) by the United States government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing, (g) as an employment agency, executive search firm or similar enterprise, labor union, school, or vocational training center (except for the training of employees of Tenant intended to be employed at the Premises), (h) as a barber shop or beauty salon, (i) in any manner which Landlord deems offensive by reason of the discharge of objectionable fumes, vapors, steam, moisture, condensation, gases of any kind or odors into the Building Systems or facilities or into the Building flues or vents not designed for or capable of receiving them, (j) in any manner which impairs or interferes with any of the Building services or the proper heating, air conditioning, cleaning or other servicing of the Building, or (k) in any manner which impairs or interferes with the use or occupancy of any of the other areas of the Building.

                 3. ALTERATIONS. A. (1) Tenant shall not make any Alterations, including, without limitation, Alterations to prepare the Premises for Tenant's initial occupancy (the "Initial Alterations") without Landlord's prior consent. Landlord agrees not to unreasonably withhold its consent to any non-structural Alterations proposed to be made by Tenant to adapt the Premises for those business purposes permitted by Section A of Article 2, provided that such Alterations are performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld or delayed, do not affect any part of the Building (including but not limited to the Building Systems and the exterior of the Building) other than the Premises, do not affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building and do not reduce the value or utility of the Building. Such Alterations shall be deemed approved unless Landlord notifies Tenant of any objections within fifteen (15) business days after receipt by Landlord of a notice from Tenant requesting Landlord's consent to such Alterations, and which notice from Tenant shall specifically refer to this section of the Lease and state that failure to object within such fifteen (15) business day period shall constitute approval by Landlord. Whenever Tenant shall submit to Landlord any plan, agreement or





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other document for Landlord's consent or approval, Tenant shall pay to
Landlord, on demand, any out-of-pocket expenses incurred by Landlord for review of same, including the services of any architect, engineer or attorney employed by Landlord to review same.

                          (2)     Prior to making any Alterations, including
the Initial Alterations, Tenant shall (a) submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications which approval, subject to Section A(1) of this Article, shall not be unreasonably withheld or delayed, (b) at Tenant's expense, obtain all permits, approvals and certificates required by any Governmental Authorities, and (c) furnish to Landlord duplicate original policies or certificates thereof of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require consistent with prudent practice, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insureds. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration required by any Governmental Authority and shall furnish Landlord with copies thereof, together with the "as built" plans and specifications for such Alteration. All Alterations shall be made and performed in accordance with the plans and specifications therefor as approved by Landlord, all Requirements and the Rules and Regulations. All materials and equipment to be incorporated in the Premises as a result of any Alterations or a part thereof shall be new and first quality and no such materials or equipment (other than furniture, furnishings, office equipment and other personal property not affixed to the Premises) shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement.

                          (3)     All Alterations shall be performed by
contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld or delayed, at Tenant's expense and at such times and in such manner as Landlord may from time to time reasonably designate. The foregoing notwithstanding, Landlord from time to time may provide Tenant with a list of approved contractors for electrical and plumbing work, whose fees are consistent with industry standards, and Tenant shall be obligated to select a contractor from such list to perform any electrical or plumbing work involved in an Alteration. All furniture, furnishings and movable fixtures and partitions installed by Tenant and all Alterations in and to the Premises which may be made by Tenant at its own cost and expense prior to and during the Term, shall remain the property of Tenant, and upon the Expiration Date or earlier end of the Term, may be removed from the Premises by Tenant at Tenant's





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option, provided, however, that Tenant shall repair and restore in a good and workmanlike manner to the condition as of the Commencement Date (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. Notwithstanding the foregoing, however, Landlord, upon notice given at least ten (10) days prior to the Expiration Date or earlier end of the Term, may require Tenant to remove any such furniture, furnishings, and movable fixtures, partitions, Alterations, vaults and raised floors installed by Tenant and to repair and restore in a good and workmanlike manner to the condition as of the Commencement Date (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. Any of such items or installations not so removed by Tenant shall become the property of Landlord, and shall remain upon and be surrendered with the Premises as part thereof at the end of the Term.

                          (4)     Any mechanic's lien filed against the
Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by payment or filing the bond required by law. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment would interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others, or of any adjacent property owned by Landlord. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

                 B. Anything contained in this Lease to the contrary notwithstanding, Landlord's consent shall not be required with respect to any nonstructural Alteration (i) which does not affect the Building Systems or any other part of the Building including the exterior of the Building (other than the Premises), (ii) which does not result in a violation of the certificate of occupancy of the Building, (iii) the estimated cost of the labor and materials of which does not exceed One Hundred Twenty-Five Thousand Dollars ($125,000.00), either individually or in the aggregate with other nonstructural Alterations constructed within any twelve (12) month period and (iv) does not require any filing with the New York City Department of Buildings or any other Governmental Authority; provided, however, that not less than ten (10) days prior to making any such nonstructural Alteration, Tenant shall submit to Landlord the plans and specifications for such Alteration, and any such Alteration shall otherwise be performed in compliance with the provisions of
Article 3 hereof.

                 C.       (1)     Subject to compliance with the provisions of
this subsection C., Landlord shall reimburse Tenant, in an amount not to exceed Four Hundred Eleven Thousand Eight Hundred ($411,800)





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Dollars (the "Tenant's Fund") for the cost of the Initial Alterations.

                          (2)     At Tenant's request from time to time, but
not more frequently than once each month, Landlord, on the 15th or last day of each month, provided Tenant gives Landlord at least fifteen (15) Business Days prior written notice, shall disburse portions of the Tenant's Fund to Tenant in an amount not in excess of the amounts incurred in connection with such Initial Alterations and theretofore paid or then payable to Tenant's approved contractors, subcontractors, materialmen, architects, engineers and decorators, provided the same have not been the subject of a previous disbursement from the Tenant's Fund. Landlord's obligation to make disbursements from the Tenant's Fund shall be subject to receipt of: (a) a request for such disbursement from Tenant, (b) copies of all receipts, invoices and bills for the work completed and materials furnished (or for deposits paid thereon as required by the contract therefor) in connection with the Initial Alterations and incorporated (or to be incorporated with respect to items for which a deposit has been made) in the Premises (or with respect to architectural and engineering services rendered or other services rendered by a decorator, copies of the receipts or invoices therefor), and to be paid for, or to be reimbursed to Tenant for the previous payment by Tenant of, from the requested disbursement, and (c) except with respect to disbursements solely for architectural and engineering services rendered, a certificate by the architect or engineer stating, in his opinion, that the portion of the Initial Alterations theretofore completed and for which the disbursement (or any portion thereof) is requested was performed in a good and workmanlike manner and substantially in accordance with the final detailed plans and specifications for such Initial Alterations as approved by Landlord, or that any deposit made was required to be made under the applicable contract.

                 (3)      (a)     Except as otherwise set forth in the
         following sentence, upon the earlier to occur of (x) the disbursement of the entire Tenant's Fund (or the portions thereof disbursed if upon completion of the Initial Alterations and disbursements in connection therewith, the Tenant's Fund is not exhausted), or (y) the date which is three (3) months after the date Tenant shall have Substantially Completed the Initial Alterations, Landlord shall have no obligation or liability whatsoever to Tenant for disbursement of any further funds from the Tenant's Fund to Tenant, and any amount of the Tenant's Fund which has not been previously disbursed shall be retained by Landlord. If Tenant shall dispute the amount owed to any contractor, materialmen, supplier, engineer or architect, Tenant may nevertheless be permitted to reserve, immediately prior to the date twenty four
         (24) months after the Commencement Date, an amount to be thereafter disbursed from the Tenant's Fund equal to one hundred fifteen percent (115%) of the amount claimed by such contractor, materialmen, supplier, engineer or architect, provided Tenant complies with the provisions of Section C(2) of this Article (other than





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         clause (c) of Section C(2)) and delivers to Landlord a certificate of an officer of Tenant (a "Certifying Officer") setting forth the amount in dispute. If it shall be resolved that all or any portion of the amount in dispute is owing to such contractor, materialman, supplier or consultant, then, upon receipt of a certification of a Certifying Officer that the dispute has been resolved and setting forth the amount due and owing by Tenant to such contractor, materialman, supplier, engineer or architect Landlord shall disburse to Tenant the amount determined to be owing to such contractor, materialman, supplier, engineer or architect, from the amount reserved by Landlord as aforesaid.

                          (b) It is expressly understood and agreed that Tenant shall complete, at its sole cost and expense, the Initial Alterations, whether or not the Tenant's Fund is sufficient to fund such completion. Any costs to complete the Initial Alterations in excess of the Tenant's Fund shall be the sole responsibility and obligation of Tenant.

                          (4)     Within sixty (60) days after Substantial
Completion of the Initial Alterations, Tenant shall deliver to Landlord (a) general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Initial Alterations and the materials furnished in connection therewith (provided, however, that if Tenant's contract with its general contractor, contractors, subcontractors or materialmen shall obligate any such contractor or materialman to furnish such general releases and waivers of liens, and Tenant shall have been unable to obtain the same in spite of having used its best efforts (not including litigation) to do so, Tenant shall be relieved of its obligation to obtain the same), and (b) a certificate can engineer or architect stating that (i) the Initial Alterations have been Substantially Completed in accordance with the plans and specifications therefor approved by Landlord and (ii) all contractors, subcontractors and materialmen have been paid for the Initial Alterations and materials furnished through such date except for work in dispute or work not yet completed, which incomplete work, by definition, may only be work of an insubstantial nature (the nature and amount of such disputed or incomplete work shall be set forth in such certificate); provided, however, that if Tenant shall be a law firm, the certification specified in this clause
(ii) may be given by a Certifying Officer and not the engineer or architect.

                 D. Landlord shall deliver the Premises "as is", subject to the removal by the existing tenant of selected paintings. In consideration for Landlord arranging for the prior tenant to leave the kitchen equipment, kitchen utensils, piano, bar equipment, tables and chairs and all other items of equipment, furniture and furnishings currently located at the Premises (except selected paintings), which shall be specified in a list to be provided by Landlord to Tenant within approximately fifteen (15) days after the date hereof, Tenant shall pay to Landlord upon delivery of the

Premises to Tenant the sum of $75,000. Landlord may credit such amount against the Tenant's Fund. All such listed equipment, furniture and furnishings shall be and remain the property of Tenant and may be removed by Tenant at the end of the term, subject to the security interest of Landlord therein as granted to Landlord hereunder. Tenant hereby grants Landlord a security interest in all such listed equipment, furniture and furnishings, to secure the payment and performance of the obligations of Tenant under or in connection with this Lease and, at Landlord's request, Tenant promptly shall execute at any time and from time to time, at Tenant's expense, any and all documents (including, without limitation, financing statements) in form and substance as Landlord may deem necessary or advisable to perfect, protect, continue, enforce or further evidence the security interest here n granted to Landlord, and Tenant shall pay all costs of filing such documents. This Lease is intended to constitute a "security agreement" (as defined in the Uniform Commercial Code of the State of new york) covering the aforementioned items of property, which security agreement shall be binding upon all assignees of Tenant's interest under this Lease with the same force and effect as in this Lease had been signed by said assignee. In connection with and as a condition to any assignment by Tenant of its interest under this Lease, Tenant shall provide, at no cost or expense to Landlord, any additional documents as may be deemed necessary by Landlord to evidence or confirm the existence of a first lien in Landlord's favor on, and a security interest in, the aforementioned items of property.

                 E. The existing HVAC equipment shall be in good working order on the date that Landlord delivers possession of the Premises to Tenant and thereafter Tenant, at Tenant's sole cost and expense, shall maintain same in good working order and repair and replace same as necessary. Nothing herein is or is deemed to imply that such HVAC equipment is adequate or meets any particular specifications for the heating, ventilation or cooling needs of Tenant, Tenant hereby agreeing to be solely responsible for any upgrading or other changes or additions or supplements thereto required or desirable for the comfortable and lawful use and occupancy by Tenant of the Premises.

                 F. Landlord, at Landlord's expense, will abate any asbestos contained in the northwest quadrant of the Premises, including the kitchen, locker area, men's room and manager's office, and the second kitchen. In connection with such work, Tenant shall permit Landlord to have access to the Premises and exclusive use of specific areas while Landlord is performing such work. Landlord shall perform such work with due diligence and Landlord and Tenant shall cooperate with each other to coordinate the progress of Landlord's abatement work and Tenant's Alterations and each shall use reasonable efforts to minimize interference with the other's work.

                 4. REPAIRS-FLOOR LOAD. A. Landlord shall maintain and repair the Building Systems and the public portions of the

Building. Tenant, at Tenant's sole cost and expense, shall take good care of the Premises and the fixtures, equipment and appurtenances therein and make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, except for reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of
Article 10 hereof. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of, or Alterations made by, Tenant, Tenant's servants, employees, invitees or licensees, shall be repaired at Tenant's sole cost and expense, by Tenant to the reasonable satisfaction of Landlord (if the required repairs are nonstructural in nature), or by Landlord (if the required repairs are structural in nature). Tenant also shall repair all damage to the Building and the Premises caused by the moving of Tenant's fixtures, furniture or equipment. Not in limitation of the foregoing, Tenant shall maintain in good working order and repair to the satisfaction of Landlord, at Tenant's sole cost and expense, any and all plumbing facilities located within the Premises, whether supplied by Landlord or Tenant, which serve Tenant exclusively. All the aforesaid repairs shall be of quality or class equal to the original work or construction and shall be made in accordance with the provisions of Article 3 hereof. If Tenant fails after ten (10) days' notice (or such shorter period as Landlord may be permitted pursuant to any Superior Lease or Mortgage) to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be paid to Landlord as additional rent within thirty (30) days after Tenant's receipt of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, air-cooling or heating system, or electrical lines, located in, servicing or passing through the Premises. Landlord shall use its reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever, except that if Tenant shall be denied access to the Premises for more than seven (7) consecutive business days by reason of Landlord's making any such repairs, alterations, additions or improvements, other than in connection with a fire or other casualty or a taking, then, at Tenant's request, Landlord shall use overtime labor if necessary to promptly make such repairs, alterations, additions or improvements.

                 B. Tenant shall not place a load upon any floor of the Premises exceeding that permitted by the certificate of occupancy for the Building. Tenant shall not move any safe, heavy machinery, heavy equipment, industrial size refrigerators, stoves, ovens, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent shall not be unreasonably withheld or delayed, and shall make payment to Landlord of Landlord's costs in connection therewith. If such safe, machinery, equipment, refrigerators, stoves, ovens, freight, bulky matter or fixtures requires special handling, Tenant shall employ only persons holding a Master Rigger's license to do said work. All work in connection therewith shall comply with the Requirements, and shall be done during such hours as Landlord may reasonably designate. Large business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgement to absorb and prevent vibration, noise and annoyance. Subject to the provisions of Article 10 hereof, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof.

                 C. Tenant acknowledges that the nature of the business to be conducted in the Premises could, in the absence of adequate preventive measures, create objectionable fumes, vapors or odors, vermin, damage and injury, unreasonable noise and other conditions which would cause annoyance and interference to the Building and its occupants. As an express inducement to Landlord to enter into this Lease, Tenant agrees that it shall conduct its operation in the Premises so as to prevent such annoyance or interference and Tenant specifically agrees that in furtherance of this covenant it shall, at its own cost and expense:

                          (1) maintain, service and repair the ventilating and exhaust system servicing the Premises and make all replacements thereto during the Term, including installation of charcoal filters, and in furtherance and not in limitation of the foregoing, maintain such ventilating exhaust system, and any ducts connecting thereto, in such manner so as not to interfere with the Building's ventilating system;

                          (2) provide, to Landlord's satisfaction, chemical treatment for the exhaust system for the elimination of all odors and fumes and, prior to Tenant's occupancy at the Premises, furnish Landlord with specifications for such treatment;

                          (3) keep the drain, waste and sewer pipes and connections with water mains, to the extent the same service the Premises exclusively, free from obstruction and otherwise in good working order, and maintain in good working order grease traps in the main soil lines of the Premises:

                          (4) keep the Premises free of noxious chemicals or inflammable materials other than those customarily employed in connection with restaurant use;

                          (5) provide such other exhaust, cleaning or similar systems, including, without limitation, a smoke and grease laden vapors removal system acceptable to Landlord, which shall be necessary to prevent any smoke, fumes, vapors, steam, moisture, condensation, gases of any kind, odors and other offensive substances from damaging the Premises or emanating from the Premises;

                          (6) fireproof all draperies and curtains in the Premises and submit to Landlord, upon Landlord's request, current certificates evidencing such fire proofing, and install and maintain in all cooking areas chemical fire extinguishing devices (such as ansul) approved by the Fire Insurance Rating Organization having jurisdiction over the Premises; and

                          (7) take all necessary measures to keep the areas of the Building below the Premises free from leaks related to conditions at the Premises, and provide such waterproofing of the Premises as necessary.

                 In the event that at any time during the Term there shall be any violation of the foregoing covenants of this Section C, or notwithstanding the performance by Tenant of such covenants, additional services, equipment or facilities shall be necessary to accomplish the purposes of this Section C, Landlord shall have the right upon twenty (20) days' prior written notice to Tenant (except in the case of an emergency), to perform any of such obligations or provide any such additional services or equipment to accomplish such purposes and Tenant shall reimburse Landlord for any reasonable expenditures made by Landlord in connection therewith within thirty (30) days after receipt by Tenant of statement from Landlord thereof. Such obligation shall be deemed to be additional rent hereunder and collectable by Landlord as such. All work required to be done by Tenant pursuant to the provisions of this Section C shall be done in strict compliance with the provisions and conditions of this Lease.

                 5. WINDOW CLEANING. Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of Section 202 of the Labor law, or any other applicable law, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

                 6. REQUIREMENTS OF LAW. A. Tenant, at its sole expense, shall comply with all Requirements applicable to the Building and the Premises and/or the use and occupancy thereof by Tenant. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with any customary all-risk insurance policies covering the Building and fixtures and property therein; and shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the New York City

Fire Department, New York Board of Fire Underwriters, New York Insurance Service Office or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building, or use the Premises in a manner which shall increase the rate of fire insurance on the Building or on property located therein, over that in similar type buildings or in effect on the Commencement Date. Tenant's mere use, as opposed to manner of use, of the Premises for a restaurant, is not deemed to violate the aforesaid provisions of this Article
6. If by reason of Tenant's failure to comply with the provisions of this Article, the fire insurance rate shall be higher than it otherwise would be, then Tenant shall desist from doing or permitting to be done any such act or thing and shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon demand by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by the New York Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building.

                 B. Tenant, at its sole cost and expense and after notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement affecting the Premises provided that (a) Landlord (or any Indemnitee) shall not be subject to criminal or civil penalties or fines or to prosecution for a crime, nor shall the Real Property or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises or the Building be suspended or threatened to be suspended by reason of non-compliance or by reason of such contest, nor shall Landlord (or any Indemnitee) be liable to any independent third party; (b) before the commencement of such contest, Tenant shall furnish to Landlord either (i) a bond of a security company satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount at least equal to one hundred twenty percent (120%) of the cost of such compliance together with any interest, penalties or fines that may accrue by reason of such noncompliance (as reasonably estimated by Landlord) and shall indemnify Landlord (and any Indemnitee) against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance, or (ii) other security reasonably satisfactory in all respects to Landlord; provided, however, that Tenant shall not be required to furnish security under this clause (b) to the extent that Tenant shall furnish security under clause (c) of this Section B; (c) such noncompliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Mortgage or Superior Lease, or if such Superior Lease or Mortgage shall condition such non-compliance or contest upon the taking of action or furnishing of security by

Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings. Without limiting the applicability of the foregoing, Landlord (or any Indemnitee) shall be deemed subject to prosecution for a crime if Landlord (or any Indemnitee), a Lessor, a Mortgagee or any of their officers, directors, partners, shareholders, agents or employees is charged with a crime of any kind whatsoever unless such charges are withdrawn ten (10) days before Landlord (or any Indemnitee), such Lessor or such Mortgagee or such officer, director, partner, shareholder, agent or employee, as the case may be, is required to plead or answer thereto.

                 7. SUBORDINATION. A. (1) This Lease is subject and subordinate to each and every Superior Lease and to each and every Mortgage. This clause shall be self-operative and no further instrument of subordination shall be required to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder, however, Tenant shall execute and deliver promptly any certificate that Landlord may request in confirmation of such subordination. If the date of expiration of any Superior Lease shall be the same day as the Expiration Date, the Term shall end and expire twelve (12) hours prior to the expiration of the Superior Lease. Tenant shall not do anything that would constitute a default under any Superior Lease or Mortgage of which Tenant has notice, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, any lending institution shall request reasonable modifications of this Lease that do not materially increase the obligations or materially or adversely affect the rights of the Tenant under this Lease, Tenant shall make such modifications, at no cost or expense to Tenant.

                          (2)     Tenant hereby irrevocably waives any and all
right(s) it may have in connection with any zoning lot merger or transfer of development rights with respect to the Real Property including, without limitation, any rights it may have to be a party to, to contest, or to execute, any Declaration of Restrictions (as such term is defined in Section 12-10 of the Zoning Resolution of the City of New York effective December 15, 1961, as amended) with respect to the Real Property, which would cause the Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose, and Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Real Property. In confirmation of such subordination and waiver, Tenant shall execute and deliver promptly any certificate or instrument that Landlord reasonably may request and, in connection therewith, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or instrument for and on behalf of Tenant, such power of attorney being coupled with an interest.

                 B. If at any time prior to the expiration of the Term, any Superior Lease shall terminate or be terminated for any reason or any Mortgagee comes into possession of the Real Property or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or of the Lessor, or of any Mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease, for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Premises. Notwithstanding the foregoing, this Lease shall not terminate by reason of the termination of any Superior Lease without the prior written consent of the Mortgagee of the Mortgage which is a first mortgage on the Real Property. The provisions of this Section B shall inure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, from time to time, instruments in confirmation of the foregoing provisions of this Section B, satisfactory to any such owner, Lessor or Mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section B shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee.

                 C. If requested by any Mortgagee, any Lessor or Landlord, Tenant agrees to promptly execute and deliver at its own cost and expense any instrument, in recordable form, to evidence such subordination. Landlord represents that as of the date of this Lease, there is no Superior Lease or Mortgage with respect to the Premises. Provided Tenant is not then in default of this Lease, Landlord shall, upon Tenant's written request, utilize reasonable efforts to obtain from any future Mortgagee or Lessor an instrument, in recordable form, substantially stating that notwithstanding that the Lease is subordinate to the interests of such Mortgagee or Lessor, that (i) in the case of a Mortgagee, in the event of a foreclosure of its Mortgage, such Mortgagee will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant's possession under this Lease, increase Tenant's obligations as set forth in this Lease or diminish Tenant's rights under this Lease provided Tenant is not in default under this Lease, and (ii) in the case of a Lessor, that if its Superior Lease shall terminate or be terminated for any reason, Lessor will recognize Tenant as the direct tenant of such Lessor on the same terms and conditions as are contained in this Lease provided Tenant is not in default under this Lease (such instrument from a Mortgagee or Lessor, as the case may be, being hereinafter referred to as a "Non-Disturbance Agreement"). Any such Non-Disturbance Agreement may provide that no Lessor or Mortgagee shall (a) be liable for any act or omission or negligence of Landlord under this Lease, (b) be subject to any counterclaim, offset or defense, which theretofore accrued to Tenant against Landlord, (c) be bound by any modification or amendment of this Lease (unless such modification or amendment shall have been consented to by such Lessor or Mortgagee and a copy of the same shall have been presented to such Lessor or Mortgagee), (d) be bound by any payment or rent or additional rent for more than one (1) month in advance (unless actually received by Lessor or Mortgagee), (e) be obligated to perform any work in the Premises (except to the extent covered by insurance proceeds received by Lessor or Mortgagee), or
(f) be obligated to repair or restore the Premises or any portion thereof. The term "reasonable efforts" shall not impose an obligation upon Landlord to pay a sum of money to any Mortgagee or Lessor or to initiate judicial proceedings to obtain such Non-Disturbance Agreement. Tenant shall within thirty (30) days of Landlord's rendition of any bill or statement to Tenant reimburse Landlord for any reasonable cost and expense of obtaining such Non-Disturbance Agreement.

                 D. From time to time, within seven (7) days next following request by Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord, such Mortgagee or such Lessor a written statement executed and acknowledged by Tenant, in form satisfactory to Landlord, such Mortgagee or such Lessor, (1) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent, additional rent and other items of Rental have been paid, (3) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, and (4) as to any other matters requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section D may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord's interest in the Real property or the building or any Superior Lease, or by any Mortgagee, or by an assignee of any mortgagee, or by any Lessor.

                 E. From time to time, within seven (7) days next following request by Tenant, Landlord shall deliver to Tenant a written statement executed and acknowledged by Landlord (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent, all additional rent and any other items of Rental have been paid,
(iii) stating whether or not, to the best knowledge of Landlord (but without having made any investigation), Tenant is in default under this Lease, and, if

Tenant is in default, setting forth the specific nature of all such defaults, and (iv) as to any other matters reasonably requested by Tenant and related to this Lease.

                 F. As long as any Superior Lease or Mortgage shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to all Lessors and Mortgagees at such addresses as shall have been furnished to Tenant by such Lessors and Mortgagees and until a reasonable period of time shall have elapsed following the giving of such notice, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission.

                 8. RULES AND REGULATIONS. Tenant and Tenant's servants, contractors, employees, agents, visitors and licensees shall comply with the Rules and Regulations. If Tenant disputes the reasonableness of any additional Rule or Regulation hereafter adopted by Landlord, the dispute shall be submitted for decision to the Chairman of the Board of Directors of the Management Division of The Real Estate Board of New York, Inc., or to such impartial person or persons as he may designate, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice upon Landlord within sixty (60) days after receipt by Tenant of notice of the adoption of any such additional Rule or Regulation. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

                 9.       INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT.
A. (1) Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor its agents shall be liable for any injury or damage to persons or property, or interruption of Tenant's business, resulting from fire or other casualty; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building. Nothing in the foregoing sentence shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under Article 35 hereof in order to recoup for payments made to compensate for losses of third parties.

                          (2)     If at any time any windows of the Premises
are temporarily closed, darkened or bricked-up for any reason whatsoever including, but not limited to, Landlord's own acts, or any of such windows are permanently closed, darkened or bricked-up if required by law or related to any construction upon property adjacent to the Real Property by Landlord or others, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Fixed Rent or any other item of Rental nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Landlord shall use reasonable efforts to perform all repairs, maintenance, alterations or improvements which result in the temporary closing, darkening or bricking-up of the windows of the Premises in a manner so as to minimize the period during which such windows are closed, darkened bricked-up; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever.

                          (3)     Tenant shall immediately notify Landlord of
any fire or accident in the Premises or in the Building.

                 B.       (1)     Tenant shall obtain and keep in full force
and effect a policy of (i) comprehensive general public liability and property damage insurance, and (ii) liquor liability (dram shop) insurance, each such insurance to contain a broad form contractual liability endorsement under which Tenant is named as the insured, and Landlord and any Lessors and any Mortgagees (whose names shall have been furnished to Tenant) are named as additional insureds, and under which the insurer provides a broad form contractual liability endorsement covering the indemnity contained in Article 35. Each such policy shall contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained and that the policy shall be non-cancelable with respect to Landlord and such Lessors and Mortgagees unless thirty (30) days' written notice shall have been given to Landlord by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and additional insureds. A certificate of each such insurance shall be delivered to Landlord and shall refer to Article 35 hereof. The minimum limits of liability shall be (i) for the comprehensive general public liability and property damage policy, a combined single limit with respect to each occurrence in an amount of not less than $20,000,000 for injury (or death) and damage to property, and (ii) for the liquor liability policy, $20,000,000 on an occurrence basis, covering bodily injury and death to one or more persons and $1,000,000 in connection with property damage. Tenant shall also purchase on behalf of, and in the name of, Tenant and keep in full force and effect a policy of business interruption insurance insuring the stoppage of Tenant's business in the Premises for a period of not less than one (1) year. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of a least "13".

                          (2)     If any claim, action or proceeding shall be
made or commenced, as the case may be, against the Landlord as to which the indemnification provided for in this Article 9 may be applicable, Landlord shall give Tenant prompt notice thereof and shall afford Tenant, at Tenant's sole cost and expense, the opportunity to resist or defend or settle any such claim, action or proceeding by counsel reasonably satisfactory to Landlord, Landlord's insurers, any Mortgagee and any Lessor, provided that within ten
(10) days after notice of any such claim, action or proceeding, Tenant shall notify Landlord of its election so to resist or defend or settle the same; if Tenant has made such timely election, Landlord shall not settle such claim, action or proceeding without Tenant's consent, not to be unreasonably withheld or delayed.

                 C. On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate certificates of insurance, including evidence of waivers of subrogation required pursuant to Section F of Article 10 hereof, required to be carried by Tenant pursuant to this Article 9. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least twenty (20) days prior to the expiration of such policy.

                 10. DESTRUCTION-FIRE OR OTHER CAUSE. A. If the Premises shall be damaged by fire or other casualty, and if Tenant shall give prompt notice thereof to Landlord, the damages shall be repaired by and at the expense of Landlord to the condition existing immediately prior to he casualty, exclusive of Tenant's Alterations, and until such repairs shall be made the Fixed Rent shall be reduced in the proportion which the area of the part of the Premises which is not usable by Tenant bears to the total area of the Premises. Landlord shall have no obligation to repair any damage to, or to replace, any Alterations, fixtures, furniture, furnishings, wall coverings, equipment or other property or effects of Tenant.

                 B. Anything in Section A of this Article 10 to the contrary notwithstanding, if the Premises are totally damaged or are rendered wholly untenantable, and if Landlord shall decide not to restore the Premises, or if the Building shall be so damaged by fire or other casualty that, in Landlord's opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then in any of such events, Landlord, at Landlord's option, may, not later than ninety (90) days following the damage, give Tenant a notice in writing terminating this Lease. If Landlord elects to terminate this Lease, the Term shall expire upon the tenth (10th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. If Tenant shall not be in default under this Lease, then upon the termination of this Lease under the conditions provided for in this Section B, Tenant's liability for Fixed Rent shall cease and any prepaid portion of Fixed Rent for any period after such date shall be refunded by Landlord to Tenant.

                 C.       (1)     Anything contained in this Article 10 to the
contrary notwithstanding, within sixty (60) days after Landlord has notice of any damage that materially impairs Tenant's ability to conduct its business in the Premises, Landlord shall deliver to Tenant a statement prepared by a reputable contractor setting forth such contractor's estimate as to the time required to repair such damage and the assumptions regarding the use of labor (including overtime labor, if applicable) and construction methods considered in arriving at such estimate. If the estimated time period exceeds fifteen
(15) months from the date of such damage, Tenant may elect to terminate this Lease by notice to Landlord not later than sixty (60) days following receipt of such statement. If Tenant makes such election, the Term shall expire upon the sixtieth (60th) day after notice of such election is given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof. If Tenant shall not have elected to terminate this Lease pursuant to this Article 10 (or is not entitled to terminate this Lease pursuant to this Article 10) and such repairs are (i) not commenced by Landlord within ninety (90) days after the date Landlord has notice of such damage, (ii) not prosecuted substantially on the basis specified in the contractor's estimate referred to in this paragraph (1) so that the repairs cannot be Substantially Completed within the estimated time period (unless Landlord agrees to take such other measures required to Substantially Complete such repairs within such period), or (iii) not Substantially Completed by Landlord within fifteen (15) months after the date Landlord has such notice, subject to Unavoidable Delays but in no event later than twenty four (24) months after Landlord has such notice, Tenant may elect, as its sole remedy (except as provided below), to terminate this Lease by notice to Landlord not later than thirty (30) days following the expiration of either of the periods specified in clauses (i) and (iii) above or on thirty (30) days' notice if Landlord shall not be prosecuting such repairs as required by clause (ii) hereof. Notwithstanding the foregoing, if at any time Tenant believes that Landlord shall not be diligently prosecuting such repairs and shall notify Landlord, Tenant shall have the right to seek injunctive relief but shall not have the right to seek damages. Upon the termination of this Lease under the conditions provided in this Section C, Tenant's liability for Rental thereafter due and payable shall cease and any prepaid portion of Rental for any period after such date shall be refunded by Landlord to Tenant. Landlord, upon request by Tenant, shall advise Tenant of any Unavoidable Delays, and the length thereof, that Landlord shall have incurred in connection with any such repair prior to such request.

                          (2)     Notwithstanding the foregoing, if the
Premises shall be substantially damaged during the last year of the Term, Landlord or Tenant may elect by notice, given within sixty (60) days after the occurrence of such damage, to terminate this Lease and if either party makes such election, the Term shall expire upon the sixtieth (60th) day after notice of such election is given by such party and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof. Tenant shall have no other options to cancel this Lease under this
Article 10.

                 D. No penalty shall accrue for delays which may arise by reason of adjustment of fire insurance on the part of Landlord or Tenant, and for delay on account of "labor troubles" or any other cause beyond Landlord's control.

                 E. This Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and that Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like import now or hereafter in force shall have no application in any such case.

                 F. The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery and having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance, provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation provision. If either party shall be unable to obtain the inclusion of such clause even with the payment of an additional premium, then such party shall attempt to name the other party as an additional insured (but not a loss payee) under the policy. If the payment of an additional premium is required for naming the other party as an additional insured (but not a loss payee), each party shall advise the other of the amount of any such additional premium and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium or if it shall not be possible to have the other party named as an additional insured (but not loss payee), even with the payment of an additional premium, then (in either event) such party shall so notify the first party and the first party's agreement to name the other party as an additional insured shall be satisfied. Tenant acknowledges that Landlord shall not carry insurance on and shall not be responsible for damage to, Tenant's Alterations, fixtures, furnishings, wall coverings, equipment or other property or effects, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business.

                 11. EMINENT DOMAIN. A. If the whole of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property shall be so acquired or condemned then, (1) except as hereinafter provided in this Section A, this Lease and the Term shall continue in force and effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and Tenant's Share shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (2) whether or not the Premises shall be affected thereby, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a five (5) days' notice of termination of this Lease; and (3) if the part of the Real Property so acquired or condemned shall contain more than fifteen percent (15%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a five (5) days' notice of termination of this Lease. If any such five (5) days' notice of termination is given, by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this Section A, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit to the then Building standard conditions, exclusive of Tenant's Alterations. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section A, the Fixed Rent shall be apportioned as of the date of sooner termination and any prepaid portion of

Fixed Rent for any period after such date shall be refunded by Landlord to Tenant.

                 B. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section B shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any furniture, furnishings and fixtures installed by and at the sole expense of Tenant and included in such taking, and for any moving expenses.

                 C. If the whole or any part of the Premises shall be acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice thereof to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full all items of Rental payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use, provided, however, that:

                          (i) if the acquisition or condemnation is for a period not extending beyond the Term, and if by reason of such acquisition or condemnation changes or alterations are required to be made to the Premises which would necessitate an expenditure to restore the Premises to its former condition, such changes or alterations shall be performed by Tenant, at Tenant's sole cost and expense and in accordance with the provisions of Article 3 hereof, to Landlord's satisfaction; or

                          (ii) if the acquisition or condemnation is for a period extending beyond the Term, after deducting the cost for any changes or alterations required for the restoration of the Premises from the amount of any award or payment which shall be retained by Landlord, the balance of such award or payment shall be apportioned between Landlord and Tenant as of the Expiration Date.

                 12. ASSIGNMENT, SUBLETTING, MORTGAGE, ETC. A. (1) Except as expressly permitted herein, Tenant, without the prior consent of Landlord in each instance, shall not (a) assign its rights or delegate its duties under this Lease (whether by operation of law, transfers of interests in Tenant or otherwise), (b) mortgage or encumber its interest in this Lease, in whole or in part, (c) sublet, or permit the subletting of, the Premises or any part thereof, or (d) permit the Premises or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Tenant.

                          (2)     If this Lease is assigned to any person or
entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

                 B. If Tenant's interest in this Lease is assigned in violation of the provisions of this Article 12, such assignment shall be void and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus Percentage Rent plus any other item of Rental from the assignee as a fee for its use and occupancy. If the Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article 12, Landlord, after default by Tenant under this Lease, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent, Percentage Rent and other items of Rental reserved in this Lease. No such assignment, subletting, occupancy or use, whether with or without Landlord's prior consent, nor ar.y such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as tenant hereunder. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use. Tenant shall pay to Landlord a processing fee and the reasonable attorneys' fees and disbursements incurred by Landlord in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Premises or any part thereof. Neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Premises or any part thereof by any person other than Tenant, nor any collection of Rental by Landlord from any person other than Tenant as provided in this Section B, nor any application of any such Rental as provided in this Section B shall, in any circumstances, relieve Tenant of its obligations under this Lease on Tenant's part to be observed and performed.
Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption. No assignment of this Lease shall relieve Tenant of its obligations hereunder and, subsequent to any assignment, Tenant's liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance.

                 C.       (1)     If Tenant assumes this Lease and proposes to
assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (a) the name and address of such person, (b) all of the terms and conditions of such offer, and (c) adequate assurance of future performance by such person under the Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such person in connection with the assignment of this Lease.

                          (2)     The term "adequate assurance of future
performance" as used in this Lease shall mean that any proposed assignee shall, among other things, (a) deposit with Landlord on the assumption of this Lease an amount equal to the then Fixed Rent payable for one (1) full year hereunder (the "Assignee Security") as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, which sum shall be held and applied as set forth in Section C (3) of this Article 12,
(b) furnish Landlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth equal to or greater than at least one half the Fixed Rent then payable by Tenant at the time of the proposed assignment for each of such three
(3) years, (c) grant to Landlord a security interest in such property of the proposed assignee as Landlord shall deem necessary to secure such assignee's future performance under this Lease, and (d) provide such other information or take such action as Landlord, in its reasonable judgment shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under the Lease.

                          (3)     If assignee defaults in respect of any of the
terms, provisions and conditions of this Lease, including, but not limited to, the payment of Fixed Rent or any other item of Rental, Landlord may apply or retain the whole or any part of the Assignee Security so deposited to the extent required for the payment of any Fixed Rent or any other item of Rental as to which assignee is in default or for any sum which Landlord may expend or may be required to expend by reason of assignee's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damage or deficiency accrue or accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Assignee Security so deposited, assignee, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full deposit on hand at all times during the Term. If assignee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Assignee Security shall be returned to assignee after the Expiration Date and after delivery of possession of the entire Premises to Landlord. In the event of a sale of the Real Property or the Building or the leasing of the Building, Landlord shall have the right to transfer the Assignee Security to the vendee or lessee and Landlord shall thereupon be released by assignee from all liability for the return of such security; and assignee shall look solely to the new Landlord for the return of said Assignee Security; the provisions hereof shall apply to every transfer or assignment made of the Assignee Security to a new Landlord. Assignee will not assign or encumber or attempt to assign or encumber the monies deposited herein as Assignee Security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrances, attempted assignment or attempted encumbrances.

                 D. Notwithstanding anything to the contrary contained in this Article 12, if Tenant shall be a corporation, Tenant shall have the privilege, without the consent of Landlord, to assign its interest in this Lease (i) to any corporation which is a successor to Tenant either by merger or consolidation, (ii) to a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed substantially al_ of Tenant's liabilities), or (iii) to a corporation or other entity (an "Affiliate") which shall (1) control, (2) be under the control of, or (3) be under common control with, Tenant (the term "control" as used herein shall be deemed to mean ownership of more than 50% of the outstanding voting stock of a corporation, or other majority equity and control interest if Tenant is not a corporation). Tenant may also sublease all or any portion of the Premises to any entity described in clause (iii) without the consent of Landlord. Any assignment or subletting pursuant to the previous sentences of this Section D is subject to the satisfaction of the conditions that, (a) any such assignee or subtenant shall continue to use the Premises for the conduct of the same business as Tenant was conducting prior to such assignment or subtenancy, (b) the principal purpose of such assignment or sublease shall not be the acquisition of Tenant's interest in this Lease (except if such assignment or sublease is made pursuant to clause (iii) and is made for a valid intracorporate business purpose and is not made to circumvent the provisions of Section A of this Article), and (c) any such assignee or subtenant shall have a net worth and annual income and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, equal to or greater than Tenant's net worth and annual income and cash flow, as so determined, on the date of such assignment. Tenant shall, within ten (10) business days after execution thereof, deliver to Landlord (a) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, and (b) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed. Except as set forth above, either a transfer of a controlling interest in the shares of Tenant (if Tenant is a corporation or trust) or a transfer of a majority of the total interest in Tenant (if Tenant is a partnership) at any one time or over a period of time through a series of transfers, shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Article 12, including, without limitation, the requirement that Tenant obtain Landlord's prior consent thereto. The transfer of shares of Tenant (if Tenant is a corporation or trust) for purposes of this Section D shall not include the sale of shares of persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange.

                 E. If, at any time after Tenant may have assigned Tenant's interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding pursuant to the Bankruptcy Code, or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to said Article 16 based upon any of the Events of Default set forth in such paragraphs, Tenant, upon request of Landlord given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (1) pay to Landlord all Fixed Rent, additional rent and other items of Rental due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (2) as "tenant", enter into a new lease with Landlord of the Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (a) Tenant's rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, and (b) such new lease shall require all defaults existing under this Lease to be cured by Tenant with due diligence, and (c) such new lease shall require Tenant to pay all increases in the Fixed Rent reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions of Articles 27 and 28 hereof after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant shall default in its obligation to enter into said new lease for a period of ten (10) days next following Landlord's request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant as if Tenant had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant's default thereunder.

                 F.       (1)     Notwithstanding the provisions of Section A
hereof, and provided that Tenant shall have otherwise complied with the provisions of this Article 12 and Landlord shall not have exercised any of its options pursuant to paragraph 2 of this Section F, Landlord shall not unreasonably withhold its consent to any subletting of all, but not part, of the Premises, provided that:

                          (a) the Premises shall not, without Landlord's prior written consent, have been listed or otherwise publicly advertised for subletting at a rental rate less than the higher of (i) the rate of Fixed rent and Percentage Rent then payable hereunder, or
         (ii) the rate of fixed rent and percentage rent for which leases of comparable space in comparable buildings are then being made;

                          (b) no Event of Default shall have occurred and be continuing;

                          (c) the proposed subtenant shall have experience in operating a first-class club and restaurant establishment of the type then being operated by Tenant at the Premises equal to or greater than Tenant;

                          (d) the proposed subtenant shall have a net worth and annual income and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such sublease, equal for or greater than Tenant's net worth and annual income and cash flow, as so determined, immediately prior to the date of such sublease;

                          (e) Tenant and the proposed subtenant shall provide evidence satisfactory to Landlord that the subtenant shall continue to operate the business then being operated by Tenant at the Premises in a manner, and comporting with such quality and presentation, comparable at least to the manner, quality and presentation in which Tenant is then operating the business;

                          (f) the annual Fixed Rent amounts set forth in clauses (i), (ii) and (iii) of Section A of Article 1 hereof shall each be increased from and after the date of the subletting by the average annual Percentage Rent payable by Tenant for the twenty-four
         (24) month period immediately preceding the subletting; and the Breakpoint shall be increased accordingly by the quotient obtained by dividing (x) said average Percentage Rent, by (y) 6.5%;

                          (g) the subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this Lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance:

                          (h)     the subletting shall end no later than one
         (1) day before the Expiration Date and shall not be for a term of less than two (2) years unless it commences less than two (2) years before the Expiration Date:

                          (i) Tenant shall reimburse Landlord on demand for any processing fees and costs that may be incurred by Landlord in connection with said sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed subtenant; and

                          (j) Tenant shall execute Landlord's standard form of consent.

                          (2)     At least thirty (30) business days prior to
any proposed subletting Tenant shall submit a statement to Landlord (a "Sublease Statement") containing the following information: (a) the name and address of the proposed subtenant, (b) a description of the portion of the Premises to be sublet (the "Sublet Premises"), (c) the terms and conditions of the proposed subletting including the rent payable, (d) the nature and character of the business of the proposed subtenant and (e) any other information that Landlord may reasonably request. Except with respect to a proposed sublease of the Premises pursuant to Section D of this Article, Landlord shall have the right, exercisable within twenty (20) business days after Landlord's receipt of the Sublease Statement, to (i) sublet the Sublet Premises from Tenant on the terms and conditions set forth in the Sublease Statement and this Lease, (ii) if the proposed subletting is for substantially the balance of the Term, terminate this Lease as to the Sublet Premises, or
(iii) if the proposed subletting is a sublease of all or substantially all of the Premises, terminate this Lease.

                 If Landlord exercises its right to terminate this Lease, with respect to all, or any portion of the Premises, (a) the effective date of such termination shall be the date set forth in the Sublease Statement as the proposed commencement date for the proposed sublease (the "Termination Date"), (b) Tenant shall, as of the Termination Date, vacate and surrender the Sublet Premises in accordance with Article 20 hereof, (c) this Lease shall be terminated with respect to the Sublet Premises, as of the Termination Date, and (d) if the Sublet Premises constitutes less than all of the Premises, Landlord, at Tenant's expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the Sublet Premises from the balance of the Premises and to comply with all Requirements relating to such separation.

                 If Landlord shall fail to notify Tenant within said twenty
(20) day period of Landlord's intention to exercise its rights pursuant to this Section F(2) and if Landlord shall have consented to such subletting as provided in Section F(1) hereof, Tenant shall be free to sublease that portion of the Premises to such proposed subtenant on the terms and conditions set forth in the Sublease Statement, subject to the terms and conditions of this Lease, including paragraph (1) of this Section F. If Tenant shall not enter into such sublease within one hundred twenty (120) days after the delivery of the Sublease Statement to Landlord, then the provisions of Sections A and F of this Article 12 shall again be applicable to any other proposed subletting.

                 If Landlord exercises its right to sublet the Sublet Premises, such sublease shall:

                          (a)     be for the same term as set forth in the
Sublease Statement;

                          (b)     give the sublessee the unqualified and
unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the Sublet Premises or any part or parts of the Sublet Premises and to make any and all changes, alterations, and improvements in the space covered by such sublease as Landlord deems necessary or desirable;

                          (c)     provide that any assignee or further
subtenant of Landlord may, at the election of Landlord, be permitted to make alterations, decorations and installations in the Sublet Premises or any part thereof as Landlord deems necessary or desirable and shall also provide in substance that any such alterations, decorations and installations in the Sublet Premises therein made by any assignee or subtenant of Landlord may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such assignment or sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to the Sublet Premises caused by such removal; and

                          (d)     also provide that (i) the parties to such
sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (iii) Tenant, at Landlord's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from the Sublet Premises so sublet by Tenant to Landlord, and (iv) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee or Landlord to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in reasonable order and condition.

                          (3)     If there is a dispute between Landlord and
Tenant as to the reasonableness of Landlord's refusal to consent to any subletting, such dispute shall be determined by arbitration in the City of New York in as ordnance with the rules and regulations then obtaining f the American Arbitration Association or its successor.

Any such determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. If the determination of any such arbitration shall be adverse to Landlord, Landlord, nevertheless, shall not be liable to Tenant for a breach of Landlord's covenant not unreasonably to withhold such consent, and Tenant's sole remedy in such event shall be to enter into the proposed subletting.

                 G. If Tenant sublets the premises in whole or in part, Tenant shall deliver to Landlord a true copy of the executed sublease within seven (7) days of the date of execution and delivery thereof. Tenant shall receive as trust funds and pay over to Landlord fifty (50%) percent of the excess of (x) a sum equal to (i) any rent or other consideration paid to Tenant by any subtenant in excess of the pro rata portion of the Fixed Rent, Percentage Rent and additional rent (payable pursuant to Article 27) for such space then being paid by Tenant to Landlord pursuant to the provisions of this Lease, plus (ii) any other amount received by Tenant from or in connection with such subletting, including, in either case, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, over (y) the actual reasonable out-of-pocket costs of Tenant in making such sublease for (a) customary brokerage fees and (b) improvement and alteration costs to prepare such portion of the Premises for such sublease. All sums payable hereunder by Tenant shall be paid to Landlord as additional rent immediately upon the receipt thereof by Tenant.

                 13. ELECTRIC CURRENT. A. Tenant shall make no electrical installations, alterations, additions or changes to electrical equipment or appliances without the prior written consent of Landlord in each instance. Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. Tenant's use of electric current shall not exceed the capacity of existing feeders to the Building or the risers or wiring installations serving the Premises and Tenant shall not use any electrical equipment which, in Landlord's sole judgment, will overload such installations or interfere with the use thereof by other tenants of the Building. In the event that, in Landlord's sole judgment, Tenant's electrical requirements necessitate installation of an additional riser, risers or other proper and necessary equipment, the same shall be installed by Landlord, provided, however, that Landlord, in Landlord's sole judgment (taking into consideration the potential needs of present and future tenants of the Building and of the Building itself), determines that such installation is practicable. Any such installation shall be made at Tenant's sole expense, and shall be chargeable and collectible as additional rent and paid within five (5) days after the rendition of a bill to Tenant therefor. Rigid conduit only will be allowed. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Premises by reason of any requirement, act or omission of the utility serving the Building or for any other reason not attributable to the gross negligence of Landlord, whether electric service is provided by public or private utility or by any electricity generation system owned and operated by Landlord.

                 B. Tenant agrees to purchase from Landlord or a meter company designated by Landlord all electricity consumed, used or to be used in the Premises. The amount to be paid by Tenant for electricity consumed at the Premises shall be determined by meter or meters and related equipment installed by Landlord, at Landlord's expense. Throughout the Term, Tenant shall keep all meters and any related equipment in god working order and repair at Tenant's own cost and expense. The date upon which such meter(s) are installed is hereinafter referred to as the "Meter Date". Landlord shall endeavor to install such meter(s) and related equipment by no later than the date (the "Meter Installation Date") which is fifteen (15) days after the date upon which Tenant occupies substantially all of the Premises for the conduct of its business (the "Occupancy Date"). The "Meter Installation Date" shall be deferred to the extent Landlord is unable to install such meter(s) and related equipment for reasons beyond Landlord's control until such time as Landlord is able to install such meter(s) and related equipment. In connection with such installation, Tenant shall promptly provide Landlord with a "panel schedule" and "panel configuration" indicating the location of the meter(s) and related equipment. Landlord or the meter company, from time to time as Landlord may elect, shall render to Tenant bills for electricity consumption at the Premises, which bills Tenant hereby agrees to pay, as additional rent, within five (5) days after rendition of same. Tenant shall also pay to Landlord as additional rent, the amount of any taxes imposed by any Governmental Authority (including utility taxes) on Landlord's receipt from the sale of electricity to Tenant, and Landlord may include the amount thereof in Landlord's bills rendered thereunder. The bills rendered to Tenant, as hereinbefore provided, for electricity consumption shall be for an amount equal to the sum of (i) the product of (x) Tenant's actual consumption in kilowatt hours and demand in kilowatts of electricity, respectively (and/or any other method of quantifying Tenant's use of or demand for electricity as set forth in the utility company's tariff) (as shown on such meter or meters), and (y) the Landlord's Electric Rate (herein, such product as adjusted from time to time, called "Tenant's Rate"), plus (ii) an amount equal to five percent (5%) of Tenant's Rate.

                 C. Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than ninety (90) days' notice to Tenant, except that if Tenant shall be unable to obtain electric service from the public utility within said ninety (90) day period, Landlord shall continue to furnish electricity to Tenant until such time as Tenant shall obtain electric service directly from the public utility, provided that Tenant shall have used, and shall continue to use, its best efforts to obtain such electrical service. If Tenant shall have failed to use best efforts or shall not continue to use best efforts to obtain such electric service, Landlord shall have no obligation to furnish electricity to Tenant after the expiration of the aforesaid ninety (90) day period. If Landlord exercises such right to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall obtain electric energy directly from the public utility company furnishing electric service to the Building. The costs of such service shall be paid by Tenant directly to such public utility however, if Landlord voluntarily discontinues furnishing electricity to Tenant, Landlord shall reimburse Tenant for the costs of switching to the public utility upon presentation to Landlord of receipted invoices evidencing such costs. Such electricity may be furnished to Tenant by means of the existing electrical facilities serving the Premises to the extent the same are available, suitable and safe for such purposes as determined by Landlord. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity shall be installed by Landlord at Tenant's expense.

                 D. Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if (i) the supply of electric energy to the Premises is temporarily interrupted or (ii) the quantity or character of electric services is changed or is no longer available or suitable for Tenant's requirements, except in both cases to the extent resulting from Landlord's willful misconduct or gross negligence.

                 E.       Notwithstanding the foregoing provisions of this
Article 13 hereof, the Fixed Rent payable by Tenant to Landlord shall be increased (i) during the period commencing on the Commencement Date and ending on the earlier to occur of the Occupancy Date and the Meter Date, by an amount equal to $24,708 per annum ($1.50 per square foot), and (ii) if the Occupancy Date occurs prior to the Meter Date, during the period commencing on the Occupancy Date and ending on the Meter Date, by an amount equal to $82,360 per annum ($5.00 per square foot) (in either case, the "Electrical Energy Sum").

                 14. ACCESS TO PREMISES. A. Tenant shall permit Landlord, Landlord's agents and public utilities servicing the Building to erect, use and maintain, concealed ducts, pipes and conduits in and through the Premises. Landlord or Landlord's agents shall have the right upon reasonable notice to Tenant (except in the event of an emergency) to enter the Premises at all reasonable times to examine the same, to show them to prospective purchasers, Mortgagees or lessees of the Building or space therein, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable to the Premises or to any other portion of the Building, or which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or for the purpose of complying with all Requirements, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Fixed Rent (and any other item of Rental) shall in no wise abate while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise.

                 B.       (1)     Any work performed or installations made
pursuant to this Article 14 shall be made with reasonable diligence and in a manner designed to minimize interference with, or disruption of, Tenant's normal business operations; provided, however, that, except to the extent provided in Section A of Article 4 hereof, Landlord shall not be obligated to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever. Landlord shall promptly repair any damage to the Premises or Tenant's property caused by such work or installations.

                          (2)     Any pipes, ducts, or conduits installed in or
through the Premises pursuant to this Article 14 shall either be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises, or completely furred at points immediately adjacent to partitioning columns or ceilings located or to be located in the Premises, provided that the installation of such pipes, ducts, or conduits, when completed, shall not materially or unreasonably reduce the usable area of the Premises.

                 C. During the eighteen (18) months prior to the Expiration Date or the expiration of any renewal or extended term, Landlord may, upon reasonable notice to Tenant, exhibit the Premises to prospective tenants thereof. If Tenant shall not be present when for any reason entry into the Premises shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided.

                 D. Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building provided that any such change does not (a) unreasonably interfere with or deprive Tenant of access to the Building or Premises or (b) materially reduce the useable area of the Premises, and to change the name, number or designation by which the Building is commonly known. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair.

                 15. CERTIFICATE OF OCCUPANCY. Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy at such time issued for the Premises or for the Building and in the event that any department of the City or State of New York shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant shall, upon five (5) days' written notice from Landlord or any Governmental Authority, immediately discontinue such use of the Premises. Failure by Tenant to discontinue such use after such notice shall be considered a default in the fulfillment of a material covenant of this Lease and Landlord shall have the right to terminate this Lease immediately, and in addition thereto shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of Articles 16 and 17 hereof. Annexed hereto as Exhibit "C" is the certificate of occupancy for the Building.

                 16. DEFAULT. A. Each of the following events shall be an "Event of Default" hereunder:

                          (1)     if Tenant shall fail to pay any installment
of Fixed Rent or Percentage Rent within ten (10) days after notice that such payment is due; provided, however, that if Landlord shall have given Tenant two
(2) such notices in any twelve (12) month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of any installment of Fixed Rent or Percentage Rent until such time as twelve (12) consecutive months shall have elapsed without Tenant having defaulted in any such payment; or if Tenant shall fail to pay any additional rent or any other item of Rental within thirty (30) days after notice that such payment is due; or

                          (2)     if Tenant's interest in this Lease shall
devolve upon or pass to any person or entity, whether by operation of law or otherwise, except as expressly permitted under Article 12 hereof; or

                          (3)     (a)  if Tenant shall generally not, or shall
be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                                  (b)  if Tenant shall commence or institute
         any case, proceeding or other action (A) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

                                  (c)      if Tenant shall make a general
         assignment for the benefit of creditors; or

                                  (d)      if any case, proceeding or other
         action shall be commenced or instituted against Tenant (A) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all of any substantial part of its property, which either (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of ninety (90) days; or

                                  (e)      if any case, proceeding or other
         action shall be commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entrY thereof; or

                                  (f)        if Tenant shall take any action in
         furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (b), (c), (d) or
         (e) above; or

                                  (g)      if a trustee, receiver or other
         custodian is appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within seven (7) business days; or

                          (4)     if Tenant shall default in the observance or
performance of any other term, covenant or condition of this Lease on Tenant's part to be observed or performed and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; or

                          (5)     if this Lease is assigned (or all or
substantially all of the Premises are subleased) pursuant to clause (iii) of Section D of Article 12 hereof, and Tenant shall no longer (i) control, (ii) be under common control with, or (iii) be under the control of such Affiliate (or any permitted successor by merger, consolidation or purchase) as provided herein.

                 B.       (1)     If an Event of Default (i) described in
Section A(3) hereof shall occur, or (ii) described in Sections A(1), A(2), (4) or (5) or elsewhere in this Lease shall occur and Landlord, at any time thereafter, at its option gives written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which date shall not be less than ten (10) days after the giving of such notice, and if, on the date specified in such notice, Tenant shall have failed to cure the default which was the basis for the Event of Default, then this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date on which the Event of Default described in clause
(i) above occurred or the date specified in the notice given pursuant to clause
(ii) above, as the case may be, were the date herein definitely fixed for the expiration of the

Term, it being the intention of the parties hereto to create hereby a conditional limitation, and Tenant immediately shall quit and surrender the Premises. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section A(3) hereof, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said Trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease as provided in Section C(2) of Article 12, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) days' notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

                          (2)     If an Event of Default described in Section
A(1) hereof shall occur, or this Lease shall be terminated as provided in Section B(1) hereof, Landlord, without notice, may reenter and repossess the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution of damages therefor and may dispossess Tenant by summary proceedings or otherwise.

                 C. If, at any time, (i) Tenant shall comprise two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in clause (3) of Section A of this Article 16, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said clause (3) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section B.

                 17. REMEDIES AND DAMAGES. A. (1) If there shall occur any Event of Default, and this Lease and the Term shall expire and come to an end as provided in Article 16 hereof:

                          (a) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

                          (b) Landlord, at Landlord's option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes ln and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

                          (2)     Tenant hereby waives the service of any
notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

                 B.       (1)     If this Lease and the Term shall expire and
come to an end as provided in Article 16 hereof, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section A of this Article 17, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                          (a) Tenant shall pay to Landlord all Fixed Rent, additional rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

                          (b) Tenant shall also be liable for and shall pay to Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rental for the per od which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of clause (1) of Section A of this Article 17 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's reasonable expenses in connection with the termination of this Lease, Landlord's re-entry upon the Premises and with such reletting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys' fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                          (c) Whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the Rental for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the then current "base" rate charged by Citibank N.A., or its successor, as of the date the Lease is terminated, less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of clause (l)(b) of Section B of this
         Article 17 for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part of the whole of the Premises so relet during the term of the reletting.

                          (2)     If the Premises, or any part thereof, shall
be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section B. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Solely for the purposes of this Article 17, the term "Fixed Rent" as used in clause (1) of Section B of this Article 17 shall mean the Fixed Rent in effect immediately prior to the date upon which this Lease and the Term shall have expired and come to an end, or the date of reentry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase pursuant to the provisions of Article 27 hereof. Nothing contained in Article 16 hereof or this Article 17 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in clause (1) of Section B of this Article 17.

                 18. FEES AND EXPENSES. A. If Tenant shall default under this Lease or if Tenant shall do or permit to be done any act or thing upon the Premises which would cause Landlord to be in default under any Superior Lease or Mortgage, or if Tenant shall fail to comply with its obligations under this Lease and the preservation of property or the safety of any tenant, occupant or other person is threatened, Landlord may (1) perform the same for the account of Tenant if the same arises out of any obligation owed by Tenant to a third party, or (2) make any expenditure or incur any obligation for the payment of money in connection with any obligation owed to Landlord, including, but not limited to, reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, and the cost thereof, with interest thereon at the Applicable Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefor.

                 B. If Tenant shall fail to pay any installment of Fixed Rent or Percentage Rent within ten (10) days or any other item of Rental within thirty (30) days after the date when such payment is due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Percentage Rent or other item of Rental, as the case may be, as a late charge and as additional rent, a sum equal to interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due to and including the date of payment.

                 19. NO REPRESENTATIONS BY LANDLORD. Landlord and Landlord's agents have made no representations or promises with respect to the Building, the Real Property or the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant shall accept possession of the Premises in the condition which shall exist on the Commencement Date "as is", and Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises for Tenant's occupancy. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord. The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant, that, at the time such possession was so taken, the Premises and the Building were in good and satisfactory condition.

                 20. END OF TERM. A. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove such of its property as may be required pursuant to Article 3 hereof; this obligation shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday, this Lease shall expire on the business day immediately preceding. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 20.

                 B. If an Event of Default has occurred and Landlord has given Tenant a notice demanding that Tenant vacate the Premises, and Tenant fails to vacate the Premises within the time period set forth in said notice, then the undersigned individuals, Harry Shuster and Stanley Shuster, shall be jointly and severally personally liable to Landlord for the Fixed Rent, Percentage Rent and all other items of Rental due under the terms of this Lease with respect to the portion of the Term (and any holdover period) from and after the date set forth in the notice for Tenant to vacate the Premises until the date that Tenant vacates the Premises; provided, however, that Landlord shall apply any security deposit remaining in its possession first before looking to either of the aforesaid individuals for payment.

                 21. QUIET ENJOYMENT. So long as no event of default has occurred and is continuing, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease including, but not limited to, Section B of Article 37 hereof and to all Superior Leases and Mortgages.

                 22. FAILURE TO GIVE POSSESSION. Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Premises on the date set forth in Section A of
Article 1 hereof for the commencement of the Term. If permission is given to Tenant to enter into the possession of the Premises or to occupy premises other than the Premises prior to the Commencement Date, such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, including the covenant to pay Fixed Rent, Percentage Rent and all other items of Rental.

                 23. NO WAIVER. A. If there be any agreement between Landlord and Tenant providing for the cancellation of this Lease upon certain provisions or contingencies or any agreement for the renewal hereof at the expiration of the Term, the right to such renewal or the execution of a renewal agreement between Landlord and Tenant prior to the expiration of the Term shall not be considered an extension thereof or a vested right in Tenant to such further term, so as to prevent Landlord from canceling this Lease and any such extension thereof during the remainder of the original Term; such privilege, if and when so exercised by Landlord, shall cancel and terminate this Lease and any such renewal or extension previously entered into between Landlord and Tenant or the right of Tenant to any such renewal or extension; any right herein contained on the part of Landlord to cancel this Lease shall continue during any extension or renewal hereof; any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the first renewal or extended term.

                 B. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting.

                 C. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord of Fixed Rent, additional rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or other item of Rental herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or other item of Rental, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or other item of Rental be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Fixed Rent or other item of Rental or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                 24. WAIVER OF TRIAL BY JURY. The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

                 25. INABILITY TO PERFORM. A. This Lease and the obligation of Tenant to pay Rental hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident, adjustment of insurance or by any cause whatsoever reasonably beyond Landlord's control, including but not limited to, laws, governmental preemption in connection with a national emergency or by reason of any Requirements of any Governmental Authority or by reason of the conditions of supply and demand which have been or are affected by war or other emergency ("Unavoidable Delays").

                 26. BILLS AND NOTICES. Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if sent by registered or certified mail (return receipt requested) addressed (1) to Tenant (a) at Tenant's address set forth in this Lease if mailed prior to Tenant's taking possession of the Premises, or (b) at the Building if mailed subsequent to Tenant's taking possession of the Premises, or (c) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, or (2) to Landlord (a) at Landlord's address set forth in this Lease, and with a copy to (b) Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, Attn.: Richard Kalikow, Esq., and (c) any Mortgagee which shall have requested same, by notice given in accordance with the provisions of this Article 26 at the address designated by such Mortgagee, or
(3) to such other address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 26. Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been led as provided in this
Article 26.

                 27. ESCALATION. A. In a determination of any increase in the Fixed Rent under the provisions of this Article 27:

                          (1)     "Assessed Valuation" shall mean the amount
for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes.

                          (2)     "Base Operating Expenses" shall mean the
Operating Expenses incurred during the Base Operating Year.

                          (3)     "Base Operating Year" shall mean the calendar
year commencing January 1, 1997 and ending December 31, 1997.

                          (4)     "Base Taxes" shall mean the Taxes payable
with respect to the Real Property for the Tax Year commencing July 1, 1996 and ending June 30, 1997.

                          (5) (a) "Operating ExPenses" shall mean the aggregate of those costs and expenses (and taxes, if any, thereon) paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in respect of the Operation of the Property which, in accordance with the accounting practice used by Landlord (and which is in accordance with sound management principles respecting the operation of non-institutional first class office buildings in New York City) are properly chargeable to the Operation of the Property together with and including (without limitation): the costs of gas, oil, steam, water, sewer rental, electricity (for the portions of the Real Property and the Building not leased to and occupied by tenants in the Building or available for occupancy), HVAC and other utilities furnished to the public portions of the Building and utility taxes, a management fee not to exceed 3% of the gross revenues of the Building, and the financial expenses incurred in connection with the Operation of the Property such as increases in ground rent, if any, insurance premiums, attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in applying for any abatement of Taxes) and auditing and other professional fees and expenses, but specifically excluding (i) Taxes,
         (ii) franchise or income taxes imposed upon Landlord, (iii) mortgage interest, (iv) leasing commissions, (v) capital improvements (except as provided in clause (c) of this Section (A)(5), (vi) the cost of electrical energy furnished directly to tenants of the Building, (vii) the cost of tenant installations and decorations incurred in connection with preparing space for a new tenant, (viii) salaries of personnel above the grade of building manager or any equivalent position, and (ix) ground rent, if any; except, however, that if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be determined to be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such work or services to such tenant.

                          (b) In determining the amount of Operating Expenses for any Operating Year, if less than ninety-five percent (95~) of the Building rentable area shall have been occupied by tenant(s) at any time during any such Operating Year, Operating Expenses shall be determined for such Operating Year, at Landlord's option, to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been ninety-five percent (95%) throughout such Operating Year.

                          (c) If any capital improvement is made after the Base Operating Year either (i) in compliance with a Requirement, whether or not such requirement is valid or mandatory, or (ii) for the purpose of reducing Operating Expenses (as, for example, a labor-saving improvement), then the cost of such improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made; provided, however, to the extent the cost of such improvement is required to be capitalized for federal income tax purposes, such cost shall be amortized over the shortest useful life of such improvement permitted pursuant to the Internal Revenue Code of 1986, as amended, and the annual amortization, together with interest thereon at the then "base" rate being charged by Citibank, N.A. or its successor, of such improvement shall be deemed an Operating Expense in each of the Operating Years during which such cost of the improvement is amortized.

                          (6)     "Operating Statement" shall mean a statement
setting forth any increase or decrease in the Fixed Rent for the preceding Operating Year pursuant to the provisions of this Article 27.

                          (7)     "Operating Year" shall mean each calendar
year following the Base Operating Year, all or any part of which falls within the Term.

                          (8)     "Taxes" shall mean the aggregate amount of
real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation, (i) assessments made upon or with respect to any "air" and "development" rights now or hereafter appurtenant to or affecting the Real Property, (ii) any fee, tax or charge imposed by any Governmental Authority for any vaults, vault space or other space within or outside the boundaries of the Real Property, (iii) any charges imposed upon or with respect to the Real Property pursuant to a city business improvement district, and (iv) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building); provided that if because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax), is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for or in addition to, any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes. With respect to any Tax Year, all expenses including reasonable attorneys' fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year.

                          (9)     "Tax Statement" shall mean a statement
setting forth a comparison of Taxes and the Tax Payment due for the Tax Year.

                          (10)    "Tax Year" shall mean the period July l
through June 30 (or such other period as hereinafter may be duly adopted by The City of New York as its fiscal year for real estate tax purposes), any portion of which occurs during the Term.

                          (11)    "Tenant's Share" shall mean 1.303%.

                 B.       (1)     If the Taxes payable for any Tax Year (any
part or all of which falls within the Term) shall represent an increase above the Base Taxes then the Fixed Rent for such Tax Year and continuing thereafter until a new Tax Statement is rendered to Tenant, shall be increased by Tenant's Share of such increase (the "Tax Payment"). Tenant shall not be entitled to any credit against any Tax Payment on account of any discount that Landlord may receive by virtue of any early payment of Taxes or on account of any exemptions or abatements of Taxes to which the Real Property is entitled, and Taxes shall be calculated without taking into account any such discounts, exemptions or abatements. The Taxes shall be computed initially on the basis of the Assessed Valuation in effect at the time the Tax Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation, but shall be subject to subsequent adjustment as provided in Section C(8) of this Article 27.

                          (2)     At any time during or after the Term,
Landlord shall render to Tenant, either in accordance with the provisions of
Article 26 hereof or by personal delivery at the Premises, a Tax Statement or Statements showing (i) a comparison of the Taxes for the Tax Year with the Base Taxes and (ii) the amount of the Tax Payment resulting from such comparison. Tenant shall pay to Landlord in two (2) equal installments, in advance, on January 1st and July 1st of each year, the Tax Payment shown thereon. If Taxes are required to be paid in full or on any other date or dates than as presently required by the Governmental Authority imposing the same, then the due date of the installments of the Tax Payment shall be correspondingly accelerated or revised so that the Tax Payment (or the two (2) installments thereof) is due at least 30 days prior to the date the corresponding payment is due to the Governmental authority. If the Tax Year established by The City of New York shall be changed, any Taxes for the Tax year prior to such change which are included within the new Tax Year and which were the subject of a prior Tax Statement shall be apportioned for the purpose of calculating the Tax Payment payable with respect to such new Tax Year. Landlord's failure to render a Tax Statement during or with respect to any Tax Year shall not prejudice Landlord's right to render a Tax Statement during or with respect to any subsequent Tax Year, and shall not eliminate or reduce Tenant's obligation to make Tax Payments pursuant to this Article 27 for such Tax Year. Whenever so requested, but not more than once a year, Landlord shall furnish Tenant with a reproduced copy of the tax bill (or receipted bill) for the Taxes for the current or next succeeding Tax Year (if theretofore issued by the Governmental Authority).

                          (3)     The Tax Payment shall be prorated for any
partial Tax Year in which the Term of this Lease shall commence or end. If a Tax Statement is furnished to Tenant after the commencement of the Tax Year in respect of which such Tax Statement is rendered, Tenant shall, within thirty
(30) days thereafter, pay to Landlord an amount equal to the amount of any underpayment of the Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord shall either pay to Tenant or, at Landlord's election, credit against subsequent payments of Fixed Rent, the amount of Tenant's overpayment.

                 C.       (1)     If the Operating Expenses for any Operating
Year (any part of all of which falls within the Term) shall be greater than the Base Operating Expenses, then the Fixed Rent for such Operating Year and continuing thereafter until a new Operating Statement is rendered to Tenant, shall be increased by Tenant's Share of such increase.

                          (2)     At any time during or after the Term Landlord
shall render to Tenant, either in accordance with the provisions of Article 26 hereof or by personal delivery at the Premises, an Operating Statement or Statements showing (i) a comparison of the Operating Expenses for the Operating Year with the Base Operating Expenses and (ii) the amount of the increase in the Fixed Rent resulting from such comparison. Landlord's failure to render an Operating Statement during or with respect to any Operating Year shall not prejudice Landlord~s right to render an Operating Statement during or with respect to any subsequent Operating Year, and shall not eliminate or reduce Tenant's obligation to pay increases in the Fixed Rent pursuant to this Article 27 for such Operating Year.

                          (3)     (a)      On the first day of the month
         following the furnishing to Tenant of an Operating Statement, Tenant shall pay to Landlord a sum equal to 1/12th of such increase in the Fixed Rent multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of the Operating Year for which the increase is applicable; and thereafter, commencing with the then current monthly installment of Fixed Rent and continuing monthly thereafter until rendition of the next succeeding Operating Statement, the monthly installments of Fixed Rent shall be increased by an amount equal to 1/12th of such increase. Any increase in the Fixed Rent shall be collectible by Landlord in the same manner as Fixed Rent.

                                  (b)     Following each Operating Statement, a
         reconciliation shall be made as follows: Tenant shall be debited with any increase in the Fixed Rent shown on such Operating Statement and credited with the aggregate, if any, paid by Tenant on account in accordance with the provisions of subsection C(3)(a) for the Operating Year in question. Tenant shall pay any net debit balance to Landlord within thirty (30) days next following rendition by Landlord, either in accordance with the provisions of Article 26 hereof or by personal delivery to the Premises, of an invoice for such net debit balance.

                 (4)      (a)     As used in this subsection C(4) (ii the
         phrase "Tentative Monthly Escalation Charge" shall mean a sum equal to 1/12th of Tenant's Share multiplied by the difference between (x) the Base Operating Expenses and (y) Landlord's estimate of Operating Expenses for the Current Year and (ii) "Current Year" shall mean the calendar year in which a demand is made upon Tenant for payment of a Tentative Monthly Escalation Charge.

                          (b) At any time in any Operating Year, Landlord, at its option, in lieu of the payments required under subsection C(3)(a) of this Article 27, may demand and collect from Tenant, as additional rent, a sum equal to the Tentative Monthly Escalation Charge multiplied by the number of months in said Operating Year preceding the demand, and thereafter, commencing with the month in which the demand is made and continuing thereafter for each month remaining in said Operating Year, the monthly installments of Fixed Rent shall be deemed increased by the Tentative Monthly Escalation Charge. Any amount due to Landlord under this subsection C(4) may be included by Landlord in any Operating Statement rendered to Tenant as provided in subsection C(2) of this Article 27.

                          (c) After the end of the Current Year and at any time that Landlord renders an Operating Statement or Statements to Tenant as provided in subsection C(2) of this Article 27 with respect to the comparison of the Operating Expenses for said Current Year (i.e., an Operating Year), with the Base Operating Expenses, the amounts, if any collected by Landlord from Tenant under this subsection C(4) on account of the Tentative Monthly Escalation Charge shall be adjusted, and, if the amount so collected is less than or exceeds the amount actually due under said Operating Statement for the Operating Year, a reconciliation shall be made in the same manner as provided in subsection C(3)(b) of this Article 27.

                          (5)     Only Landlord shall be eligible to institute
tax reduction or other proceedings to reduce the Assessed Valuation. In the event that, after a Tax Statement has been sent to Tenant, an Assessed Valuation which had been utilized in computing the Taxes for a Tax Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by





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
or on behalf of Landlord, then promptly after receipt of such refund, Landlord shall send Tenant a Tax Statement adjusting the Taxes for such Tax Year (taking into account the expenses mentioned in subsection A(8) of this Article 27) and setting forth Tenant's Share of such refund and Tenant shall be entitled to receive such Share by way of a credit against the Fixed Rent next becoming due after the sending of such Tax Statement; provided, however, that Tenant's Share of such refund shall be limited to the amount, if any, which Tenant had theretofore paid to Landlord as increased Fixed Rent for such Tax year on the basis of the Assessed Valuation before it had been reduced.

                          (6)     Any Operating Statement sent to Tenant shall
be conclusively binding upon Tenant unless, within forty-five (45) days after such statement is sent, Tenant shall send a written notice to Landlord objecting to such Statement and specifying the respects in which such Statement is claimed to be incorrect. Upon the request of Tenant, given within sixty
(60) days of Tenant's receipt of such Operating Statement and provided that (i) Tenant's Share of all Operating Expenses then due and payable has been paid in full prior to such request, and (ii) no default by Tenant under the Lease shall have occurred and then be continuing, Landlord shall promptly make available to Tenant or its certified public accountant (at Landlord's offices during normal business hours) information relating to the Operating Statement or the preparation thereof which is reasonably necessary to enable Tenant to verify Landlord's calculations with regard to Tenant's specific objections to such statement provided, in no event shall Landlord be required to make available any information to any third party contractor or consultant employed by Tenant to perform such review on a contingent-fee basis or other "savings" based fee structure. Neither Tenant nor its certified public accountant shall be permitted to make copies of such information or remove such books and records from Landlord's offices. All such information shall be made available on a confidential basis and Tenant shall not disclose such information to any third party, except to its certified public accountant who shall acknowledge in writing the confidential nature of such information. If the objections are not settled by agreement, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants mutually acceptable to the parties, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based on the degree of success of each party). Notwithstanding the giving of such notice by Tenant, and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such Operating Statement, as provided in Section C hereof.

                          (7)     The expiration or termination of this Lease
during any Tax Year or any calendar year for any part or all of which there is an increase in the Fixed Rent under this Article shall not affect the rights or obligations of the parties hereto respecting such increase and any Operating Statement or Tax Statement relating to such increase may, on a pro rata basis, be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any payments due under such Operating Statement or Tax Statement shall be payable within thirty (30) days after such Statement is sent to Tenant.

                          (8)     In the event that, after a Tax Statement has
been sent to Tenant, the Assessed Valuation which had been utilized in computing the Base Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then, and in such event: (i) the Base Taxes shall be retroactively adjusted to reflect such reduction, (ii) the monthly installment of Fixed Rent shall be increased accordingly, and (iii) all retroactive additional rent resulting from such retroactive adjustment shall be due and payable when billed by Landlord. Landlord promptly shall send to Tenant a statement setting forth the basis for such retroactive adjustment and additional rent payments.

                 D. Anything to the contrary herein notwithstanding, in no event shall the operation of the provisions of this Article 27 reduce Tenant's obligation to pay Fixed Rent in the amount set forth in Article 1 hereof.

                 28. SERVICES. A. Landlord shall provide passenger elevator facilities twenty-four (24) hours a day, seven days a week, and freight elevator facilities on a "first come, first serve" non-exclusive basis on Business Days from 8:00 a.m. to 5:30 p.m. It is hereby acknowledged that for hours other than 8:00 a.m. to 6:00 p.m. on Business days and Saturdays, less than all, but not less than one (1), of the passenger elevators which serve the Premises may be in service. Tenant has the right, in accordance with the provisions of Article 3 hereof, to install a card key access system in a passenger elevator designated by Landlord which serves the 39th floor such that entry to the 39th floor will be available only by card-carrying members and Landlord. Tenant has the right, at Tenant's sole cost and expense, to remove and replace the existing tenant's signs currently located on the columns outside the Building with signs of substantially the same dimensions as the existing signs and otherwise subject to Landlord's approval; Tenant acknowledges and agrees, however, that if due to any change in the design of the lobby, arcade or entry to the Building or other alterations or improvements by Landlord affecting or relating to the columns, Landlord requires that the signs be removed, Tenant promptly, at its sole cost and expense, shall remove same and Landlord shall endeavor to designate another suitable place for Tenant to reinstall, at Tenant's own cost and expense, such signs or other signs first approved by Landlord. If Tenant fails after five (5) days' notice to remove such signs as aforesaid, the same may be removed by Landlord at the expense of Tenant. Throughout the Term, Tenant shall be liable for the entire cost of maintenance, cleaning, repair and replacement of any of

Tenant's signs and all necessary fees and permits in connection therewith. Tenant, at Tenant's sole cost and expense, shall at all times comply with all Requirements applicable to any of its signs. Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its signs and repair any damage to the Building caused by such removal.

                 B. Landlord shall not be obligated to furnish any heat, ventilation or air-conditioning services to the Premises other than the furnishing of steam to provide heat to the periphery radiation system in the Premises during Landlord's normal business hours and on Business Days during such months as required by law. Tenant understands that Tenant, at Tenant's sole expense, shall supply supplementary heating through its own air-conditioning system in order to heat the Premises adequately and in compliance with the requirements of law. Notwithstanding the foregoing, Landlord, throughout the Term shall have free access to any and all mechanical installations of Landlord, including, but not limited to, aircooling, fan, ventilating and machine rooms and electrical closets; Tenant shall not construct partitions or other obstructions which may interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to and from the enclosures containing said installations. Neither Tenant, nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust or touch or otherwise in any manner affect said mechanical installations.

                 C. The Fixed Rent and Percentage Rent do not reflect or include any charge to Tenant for the furnishing or distributing of any necessary freight elevator facilities to the Premises during periods ("Overtime Periods") other than the hours and days set forth above. Accordingly, if Landlord shall furnish any such elevator facilities to the Premises at the request of Tenant during Overtime Periods, Tenant shall pay Landlord additional rent for such services at the standard rates then fixed by Landlord for the Building or, if no such rates are then fixed, at reasonable rates. Landlord shall not be required to furnish any such service during any Overtime Periods unless Landlord has received advance notice from Tenant requesting such service prior to 2:00 p.m. of the day upon which such service is requested or by 2:00 p.m. of the last preceding business day if such Overtime Periods are to occur on a day other than a Business Day. If Tenant fails to give Landlord such advance notice, then, failure by Landlord to furnish or distribute any such service during such Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise. If more than one tenant utilizing the same system as Tenant requests the same Overtime Periods for the same service as Tenant, the charge to Tenant shall be adjusted pro rata. Tenant agrees that all deliveries for the Premises shall be made only to the loading area of the Building and from there to the basement via the loading dock elevator and thence via the freight elevator to the Premises, and only between the hours of 7:00 P.M. and 7:00 A.M. or such other times as Landlord may from time to time designate, and at all times in such manner so as not to inconvenience other tenants in the Building or their visitors. The loading area of the Building, the loading dock elevator and the basement corridors shall at all times be kept neat and clean by Tenant of Tenant's debris to the satisfaction of Landlord, and immediately after any and all deliveries, Tenant shall clean the area of any debris or spillage left by Tenant. Tenant shall not at any time transport supplies, equipment or its service personnel through the Building lobby.

                 D. Tenant, at Tenant's sole cost and expense, shall cause the Premises to be cleaned at regular intervals, and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner satisfactory to Landlord, and to be exterminated against infestation by vermin, rodents or roaches regularly and, in addition, whenever there shall be evidence of any infestation. Tenant shall cause the furnishing of cleaning and exterminating services and garbage removal to be performed by contractors approved by Landlord and in accordance with such Rules and Regulations as, in Landlord's judgment, are necessary for the proper operation of the Building, and Tenant agrees that Tenant shall not permit any person to enter the Premises or the Building for the purpose of providing such cleaning, extermination or garbage removal services, other than persons first approved by Landlord. Not in limitation of the foregoing, Tenant agrees throughout the Term to keep in full force and effect a full-service preventive extermination contract approved by Landlord with a licensed pest-control operator to keep the Premises at all times free from vermin and to keep vermin attracted by Tenant's use of the Premises from other parts of the Building.

                 E. Tenant shall cause all refuse and rubbish in the Premises to be stored in a refrigerated area in sealed, water-tight-rubber plastic, industrial-type containers approved by Landlord having rubber wheels and bumpers so fashioned as to prevent damage to the Premises and the Building, and to be kept inside the Premises completely out of view except when same is being taken to the location of collection. All refuse and rubbish shall be removed daily from the Premises and the Building and shall be transported by Tenant from the Premises to the loading area via the basement corridors and the service elevator and loading dock elevator, or to such other location of collection and in such manner from time to time designated by Landlord. Tenant shall clean the area of any debris or spillage and shall return its containers to the Premises via the same route described herein or otherwise designated by Landlord from time to time. Tenant shall not suffer or permit Tenant's employees or any persons making deliveries to or from the Premises or removing refuse and rubbish therefrom, to leave any food, refuse and rubbish containers or other matters standing upon the streets or sidewalks adjacent to the Building, and, if Tenant shall fail to comply with the foregoing provisions of this sentence, Landlord, in addition to all other remedies provided in this Lease and at law, may remove any food, refuse and rubbish containers and other matter, including deliveries so left standing, at Tenant's expense, without any liability on the part of Landlord therefor. If Landlord furnishes to Tenant for its use a holding area in the Building, Tenant shall store its refuse and rubbish therein until removed. Tenant shall cause the removal of refuse and rubbish from the Premises and the Building to be made between the hours of 7:00 P.M. and 7:00 A.M. each day and in a manner so as not to create unsightly appearance or interfere with, render uncomfortable or annoy tenants or visitors in or about the Building or any other nearby buildings owned or controlled by Landlord or any affiliate of Landlord. Tenant covenants and agrees, at Tenant's sole cost and expense, to comply with all present and future Requirements regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash, and Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this sentence, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless from and against any actions, claims, costs (including without limitation, reasonable legal fees) and suits arising from such non-compliance.

                 F. If the "sprinkler system" installed in the Building or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense; and if the New York Board of Fire Underwriters or the New York Fire Insurance Rating Organization or any bureau, department or official of the state or city government shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of the partitions, trade fixtures, or other contents of the Premises, Landlord shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

                 G. Tenant's cold water consumption shall be measured through a water meter INSTALLED BY LANDLORD at Tenant's expense. Throughout the Term, Tenant shall keep the meter and any related equipment in good working order and repair at Tenant's own cost and expense; (2) Tenant shall pay for water consumed as shown on said meter, as and when bills are rendered as additional rent, and on default in making such payment Landlord may pay such charges and collect the same from Tenant; and (3) Tenant shall pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or shall become a lien upon the Premises or the realty of which they are a part pursuant to any Requirement made or issued in connection with any such metered use,





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
consumption, maintenance or supply of water, water system, or sewage or sewage connection or system. The bill rendered by Landlord for the above shall be based upon Tenant's consumption and shall be payable by Tenant as additional rent within five (5) days of rendition. Landlord shall not be obligated to furnish hot water to the Premises and Tenant, at its own cost and expense, shall provide the Premises with hot water and related equipment in compliance with all Requirements.

                 H. Landlord reserves the right to stop service of the HVAC System in the Building during any period of a violation or breach by Tenant of the provisions of Section B of this Article 28 and to stop the service of the HVAC System or the elevator, electrical, plumbing or other mechanical systems or facilities in the Building when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements or improvements in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. Landlord shall have no responsibility or liability .or interruption, curtailment or failure to supply HVAC, elevator, or plumbing when prevented by Unavoidable Delays or by any Requirement of any Governmental Authority or due to the exercise of its right to stop service as provided in this Section G. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Nothing in this Section H shall impose or be deemed to impose upon Landlord any obligations to provide services to Tenant or the Premises not otherwise expressly provided in this Lease.

                 I. Tenant shall arrange to obtain gas directly from the utility company servicing the Building, and shall pay all charges therefor directly to such utility company. All meters and equipment required in connection with the obtaining of such gas, as well as gas cut-off devices, both manual and automatic, shall be installed, by Landlord at Tenant's expense. Throughout the Term, Tenant shall keep the meters and any related equipment in good working order and repair at Tenant's own cost and expense. Landlord shall not be liable to Tenant in any way for any interruption, curtailment or failure or defect in the supply or character of gas furnished to the Premises by reason of any Requirement, act or omission of any public utility company servicing the building with gas or for any other reason except Landlord's gross negligence or willful misconduct.

                 J. Other than steam furnished by Landlord to Tenant's periphery radiation system as aforesaid, Tenant agrees to purchase from Landlord all steam consumed at the Premises. The amount to be paid by Tenant for steam at the Premises shall be determined by meter or meters and related equipment installed by Landlord, at





                                       60
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Tenant's expense.  Throughout the Term, Tenant shall keep the meters and any related equipment in good working order and repair at Tenant's own cost and expense. Landlord from time to time shall render to Tenant bills for steam consumption at the Premises, which bills Tenant hereby agrees to pay, as additional rent, within five (5) days after rendition of same. Tenant shall also pay to Landlord as additional rent, the amount of any taxes imposed by any Governmental Authority (including utility taxes) on Landlord's receipt from the sale of steam to Tenant, and Landlord may include the amount thereof in Landlord's bills rendered thereunder. The bills rendered to Tenant, as hereinbefore provided, for steam consumption shall be for an amount equal to the sum of (i) the product of (x) Tenant's actual consumption as shown on such meter or meters, and (y) the rate that Tenant would be charged if Tenant were purchasing steam directly from the supplying utility company, plus (ii) an amount equal to five percent (5%) of the resulting product set forth in the preceding clause (i).

                 29. PARTNERSHIP TENANT. If Tenant is a partnership (or is comprised of two (2) or more persons, individually or as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually or as co-partners of a partnership) pursuant to Article 12 hereof (any such partnership and such persons are referred to in this Article 29 as "Partnership Tenant"), the following provisions shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (x) any written instrument which may hereafter be executed by Partnership Tenant or any successor partnership, changing, modifying, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and (y) any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant; (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed; and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause such new partners to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume joint and several liability for the performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause (d) of this Article 29).





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
                 30. RIGHT TO TERMINATE. Tenant shall have a one-time option (the "Termination Option") to terminate this Lease effective upon the tenth (10th) anniversary of the Commencement Date (the "Termination Date") provided that no Event of Default exists on the date Tenant gives Landlord written notice (the Termination Notice") of Tenant's election to exercise the Termination Option. The Termination Option may be exercised with respect to the entire Premises only and shall be exercisable by Tenant delivering the Termination Notice to Landlord at least eighteen (18) months prior to the Termination Date, which Termination Notice must be accompanied by a certified check in the amount of $500,000 made payable to Landlord (the "Termination Payment"). Time is of the essence with respect to the giving of the Termination Notice and the Termination Payment. Upon the giving of the Termination Notice and the Termination Payment pursuant to the provisions of this Article, this Lease shall terminate as of the Termination Date in the same manner as if the Termination Date were the Expiration Date.

                 31. SECURITY. A. Tenant shall deposit with Landlord on the signing of this Lease, an unconditional, irrevocable letter of credit effective through September 30, 2011 in form and substance reasonably acceptable to Landlord and from such New York clearing-house bank reasonably acceptable to Landlord, which letter of credit shall be in the amount of $875,000 (the amount required to be posted by Tenant at any time during the Term of this Lease being hereinafter referred to as the "Required Amount") payable at the demand of Landlord without any accompanying certification (such letter of credit and any renewal thereof is hereinafter referred to as the "Letter of Credit"). Provided that no Event of Default, or event which with the giving of notice or passage of time would constitute an Event of Default, exists and is continuing, (i) at the end of the third (3rd) anniversary of the Fixed Rent Commencement Date, the Required Amount shall be reduced to $700,000, and (ii) at the end of the tenth (10) anniversary of the Fixed Rent Commencement Date, the Required Amount shall be reduced to $500,000 and Tenant may substitute a Letter of Credit in the applicable reduced amount for the Letter of Credit then being held by Landlord. Failure by Tenant to maintain the Letter of Credit in full force and effect throughout the Term as required hereunder shall constitute an Event of Default under this Lease.

                 B. Tenant agrees that in the event Tenant is in default beyond any applicable notice and grace period (if any) in respect of any of the terms, provisions and conditions of this Lease, including, without limitation, the payment of Fixed Rent, Percentage Rent, additional rent or any other item of Rental, or if Landlord is on notice that the Letter of Credit shall be terminated, Landlord may draw the entire proceeds of the Letter of Credit and apply the whole or any part of such proceeds to the extent required for the payment of any such Fixed Rent, Percentage Rent, additional rent or any other item of Rental as to which Tenant is in default, or for any sum which Landlord may expend or may be required to expend by reasons of such default by Tenant,

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including without limitation, any damages or deficiency in the reletting of the
Premises, whether such damages or deficiency accrued before or after summary proceedings or other reentry by Landlord. Landlord may retain any of the proceeds drawn under the Letter of Credit and not applied as hereinabove provided as continued security for the faithful performance by Tenant of the terms, covenants and conditions of this Lease. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, Landlord shall execute and deliver to Tenant a written consent to the cancellation of the Letter of Credit and shall return the outstanding Letter of Credit to Tenant after the Expiration Date and after delivery of possession of the entire Premises to Landlord. In the event of a sale, conveyance or transfer of the Land and Building or leasing of the Building, Landlord shall have the right to transfer the Letter of Credit to the vendee, transferee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Letter of Credit and Tenant agrees to look solely to the new Landlord for the return of said Letter of Credit It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                 C. If Landlord applies or retains any part of the proceeds of the Letter of Credit, Tenant shall not be deemed to have cured the Event of Default which gave rise to the application or retention of any part of the proceeds of the Letter of Credit unless Tenant shall have deposited with Landlord, within ten (10) days after demand therefor, the amount so applied or retained, so that Landlord shall have the Required Amount on deposit at all times during the Term of this Lease.

                 D. Whenever Landlord draws down on the entire Letter of Credit as a result of Tenant's failure to timely deposit a new letter of credit or a replacement letter of credit as required pursuant to Section A of this
Article 31, Landlord agrees that it shall hold the proceeds thereof in excess of the portion applied by Landlord as a result of any applicable default by Tenant, as the security hereunder (in which case such cash shall constitute trust funds and Landlord shall deposit such trust funds into an interest bearing account). Notwithstanding the terms of the preceding sentence, if Tenant shall at any time thereafter deliver a new letter of credit in the Required Amount, then Landlord shall promptly refund to Tenant such cash as has not been applied by Landlord pursuant to the terms of this Lease, together with all interest earned thereon, less a one (1~) percent administrative fee.

                 E. In lieu of depositing the Letter of Credit, Tenant may deposit with Landlord, subject to collection, cash (the "Cash

Security"). Landlord shall hold and apply the Cash Security in accordance with the provisions of this Article.

                 32. CAPTIONS. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision hereof.

                 33. PARTIES BOUND. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributes, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

                 34. BROKER. Tenant represents and warrants that Tenant has not dealt directly with any broker in connection with this Lease, and that insofar as Tenant knows no broker negotiated this Lease or is entitled to any commission in connection therewith (other than Grubb & Ellis New York, Inc. (the "Broker")) and the execution and delivery of this Lease by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any person other than the Broker who shall claim to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. This provision shall survive the cancellation or expiration of this Lease.

                 35. INDEMNITY. A. Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any Requirement, but shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant shall indemnify and save the Indemnities harmless from and against (a) all claims of whatever nature against the Indemnities arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, (b) all claims against the Indemnities arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Premises, (c) all claims against the Indemnities arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Tenant's agents, employees, invitees or visitors, and (d) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept,observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

                 B. If any claim, action or proceeding is made or brought against either party, which claim, action or proceeding the other party shall be obligated to indemnify such first party against, pursuant to the terms of this Lease, then, upon demand by the indemnified party, the indemnifying party, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnified party's name, if necessary, by such attorneys as the indemnified party shall approve, which approval shall not be unreasonably withheld. Attorneys for the indemnifying party's insurer shall hereby be deemed approved for purposes of this Section B. Notwithstanding the foregoing, an indemnified party may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability of Five Million Dollars ($5,000,000) or more, and the indemnifying party shall pay the reasonable fees and disbursements of such attorneys.

                 36. ADJACENT EXCAVATION--SHORING. If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of Rental.

                 37. MISCELLANEOUS. A. This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant. Upon execution of this Lease by Tenant, Landlord is granted an irrevocable option for fifteen (15) days to execute this Lease within said period and thereafter return a fully executed copy to Tenant.

                 B. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property (and any insurance proceeds relating to the Building or the Real Property), as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely free and relieved of all covenants and obligations of Landlord hereunder. Neither the partners comprising Landlord, nor the shareholders (nor any of the partners comprising same), partners, directors or officers of any of the foregoing (collectively, the "Parties") shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for the performance of Landlord's obligations hereunder shall be limited to Landlord's interest in the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

                 C. Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, additional rent or any other item of Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

                 D. Tenant shall reimburse Landlord as additional rent, within thirty (30) days after rendition of a statement, for all expenditures made by, or damages or fines sustained or incurred by, Landlord, due to any default by Tenant under this Lease, with interest thereon at the Applicable Rate.

                 E. Tenant hereby waives any claim against Landlord which Tenant may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent requested by Tenant, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment. In the event of such determination, the requested consent shall be deemed to have been granted, however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent. Tenant's sole remedy for Landlord's unreasonably withholding or delaying consent shall be as provided in this Section E.

                 F. Time shall be of the essence with respect to all time periods for the performance of any obligations or the giving of a notice by Tenant hereunder.

                 G. In the event that Landlord, in its sole discretion, shall create or install a messenger center in the Building for the purpose of making available to tenants of the Building an in-house messenger delivery service from the public portion of the Building to tenanted areas of the Building, Landlord reserves the right to deny access to any portion of the Building (including tenanted areas) to any outside messengers or couriers, except to the extent necessary to permit such outside messengers or couriers to utilize the messenger center.

                 38. RENT CONTROL. If at the commencement of, or at any time or times during the Term of this Lease, the Rental reserved in this Lease shall not be fully collectible by reason of any Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the Term, (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental which would been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.

                 39. COVENANTS IN CONNECTION WITH OPERATION. Tenant hereby represents, warrants and covenants as follows:

                          (1)     If at any time during the Term, Tenant, Harry
Shuster, Stanley Shuster or any other person, firm or corporation who or which controls or is controlled by Tenant, shall own, operate or in any way be affiliated, directly or indirectly, with the operation or ownership of a cigar club and/or restaurant operating within the area bounded by and including Third Avenue, 59th Street, Broadway and 47th Street in New York City, then the Gross Sales of such cigar club and/or restaurant within said radius shall be included in Gross Sales made from the Premises and the Percentage Rent hereunder shall be computed upon the aggregate of the Gross Sales from the Premises and any such other club and/or restaurant, and Tenant shall report and maintain records of such sales in the manner provided in Exhibit "B" hereto and Landlord shall have the right to audit the same as provided in Exhibit "B" hereto;

                          (2)     Tenant shall use and occupy the entire
Premises during the Term for the use permitted by Section A of Article 2 hereof only;

                          (3)     Tenant shall duly procure and maintain
throughout the Term all licenses and permits required by any Governmental Authority for the proper and lawful conduct of Tenant's business:

                          (4)     Tenant shall preserve the security and safety
of occupants and visitors of the Premises, and in the event that Landlord receives any complaints from other tenants at the Building with respect to breaches of security or safety at the Building arising out of, or any nuisance with respect to, the conduct of Tenant's business or the existence of any dangerous or potentially injurious situation or circumstance, Tenant shall promptly take whatever measures as shall be necessary or desirable or as Landlord shall reasonably direct to remedy any such complaint;

                          (5)     Tenant shall not, at any time, use or occupy,
or suffer or permit anyone to use or occupy the Premises in any





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
manner inconsistent with Landlord's interest in maintaining the Building as a first-class building; and

                          (6)     Tenant shall not, at any time, permit any
objectionable noises to emanate from the Premises or to disturb other tenants in the Building; and Tenant agrees that Tenant shall not use any loudspeakers, phonographs, compact disks, radio, television or other communications equipment in a manner to be heard outside the Premises or any cabaret or band music (other than piano).

                 IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                         666 FIFTH AVENUE LIMITED
                                           PARTNERSHIP, Landlord


                                         By:       SUMITOMO REALTY & DEVELOPMENT
                                                   (N.Y.), INC., General Partner


                                                   By:      /s/
                                                         -----------------------
                                                   Title:
                                                         -----------------------


                                         GRAND HAVANA ROOM-NEW YORK,INC.,
                                                                 Tenant


                                         By:/s/Harry Shuster
                                            -----------------------------------
                                                   President

                                         AS TO SECTION B OF ARTICLE 20:


                                         /s/ Harry Shuster
                                         --------------------------------------
                                         Harry Shuster


                                         /s/ Stanley Shuster
                                         --------------------------------------
                                         Stanley Shuster

                                   Exhibit B

                                PERCENTAGE RENT

                 1. In addition to Fixed Rent, Tenant shall pay to Landlord, as Rental hereunder, an annual amount equal to six and one-half percent (6.5%) of Gross Sales in excess of $10,136,600 (the "Breakpoint") made during any Lease Year or partial lease year ("Percentage Rent"). Percentage Rent shall be paid in semi-annual installments. Tenant shall pay each installment of Percentage Rent within thirty (30) days after the expiration of each six (6) month period of each Lease Year (and on the first (1st) day of the month immediately succeeding the Expiration Date) (each a "Percentage Rent Payment Date"), commencing with the first six (6) month period in each Lease Year in which Gross Sales first exceeds the Breakpoint, and each such payment shall reflect all Gross Sales made in the preceding six (6) month period. In connection therewith, Tenant shall submit to Landlord on or before the ninetieth (90th) day following the end of each Lease Year or partial Lease Year (including the final Lease Year as to which Tenant's obligations shall survive the termination of this Lease) an Annual Statement, showing the amount of the Gross Sales made during the previous Lease Year. Tenant's obligation to pay any item of Percentage Rent shall survive the Expiration Date.

                 2. As used herein, the term "Gross Sales" shall mean the sum of all gross receipts derived from the operation of business conducted on or from the Premises, including, without limitation:

                          (a)     the entire amount of the price charged for
all food, beverages, goods, wares and merchandise sold, and all charges for all services sold or performed by Tenant from all business conducted at, upon or from the Premises, whether made for cash, by check, on credit, charge accounts or otherwise, without reserve or deduction for inability or failure to collect the same, including, but not limited to, transactions (i) where the orders therefor originate at or are accepted by Tenant in the Premises, but delivery or performance thereof is made from or at any other place; all sales made and orders received in or at the Premises shall be deemed as made and completed therein, even though the payment of account may be transferred to another office for collection, and all orders which result from solicitation off the Premises but which are conducted by personnel operating from or reporting to or under the control or supervision of Tenant, an Affiliate of Tenant or any employee of Tenant or an Affiliate of Tenant shall be deemed part of Gross Sales; (ii) by means of mechanical or other vending devices; and (iii) originating from whatever source, and which Tenant in the normal and customary course of Tenant's operations would credit or attribute to Tenant's business conducted in the Premises;

                          (b)     all proceeds of any "business interruption~
insurance required to be carried by Tenant hereunder; and

                 (c) all monies or other things of value received by Tenant from Tenant's operations at, upon or from the Premises, which are neither included in or excluded from Gross Sales by the other provisions of this definition, but without any duplication.

                 3. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale is made, irrespective of the time when Tenant shall receive payment (whether full or partial) therefor. A "sale" shall be deemed consummated for the purpose of this Lease, and the entire amount of the sales price shall be included in Gross Sales, at the time that (i) the transaction is initially reflected on the books or records of Tenant (or an Affiliate of Tenant), (ii) Tenant (or an Affiliate of Tenant) receives all or any portion of the sales price, or (iii) the applicable goods or services are delivered to the customer, whichever occurs first.

                 4. For the purpose of ascertaining the amount of Gross Sales upon which the payment of Percentage Rent is to be computed hereunder, the following may be excluded from Gross Sales: (i) the amount of any local, county, State or Federal sales, luxury or excise tax on such sales collected by Tenant (but not by any vendor of Tenant), provided such tax is both added to the selling price (or absorbed therein) and paid to the taxing authority by Tenant, provided, however, no franchise or capital stock tax and no income or similar tax based upon income, profits or gross sales as such, shall be excluded or deducted from Gross Sales in any event whatsoever, (ii) gratuities and tips to Tenant's employees which are added to the customer's check or invoice and which Tenant is committed to, and in fact does, turn over to its employees, (iii) any refunds or rebates made to customers, (iv) any sums that any vending machine operator is entitled to retain from the gross proceeds of mechanical or other vending devices pursuant to the terms of its agreement with Tenant, and (v) the initial one-time initiation fee, if any, per member of the Private Cigar Club.

                 5.       A.      Tenant shall prepare and keep for a period of
not less than three (3) years following the end o each calendar year during the Term, true and accurate books of account and records, conforming to generally accepted accounting principles, consistently applied, including, but not limited to, sales tax and other reports filed with Governmental Authorities, and all sales ar.d other transactions by Tenant from which Gross Sales can be determined. Tenant shall record all sales, at the time each sale is made, whether for cash or credit, in cash register or registers containing locked and cumulative tapes with a cumulation capacity.

                          B.      Tenant shall submit to Landlord on each
Percentage Rent Payment Date (including the first day of the month following the end of the Term, as to which Tenant's obligation shall survive the termination o this Lease), together with the installment of Percentage Rent due on such date, a written statement, signed and certified by Tenant (or by an authorized officer, if Tenant is a corporation) to be true and correct, showing the amount of Gross Sales during the six (6) month period ending one month prior to such Percentage Rent Payment Date or portion thereof, and an itemization of all permissible exclusions therefrom. Tenant shall submit to Landlord on or before the ninetieth (90th) day following the end of each Lease Year or partial Lease Year (including the last Lease Year, as to which Tenant's obligation shall survive the termination of this Lease) a written statement (the "Annual Statement"), signed and certified by Tenant (or by an authorized officer, member or principal, if Tenant is a corporation or limited liability company) to be true and correct, showing the amount of such Gross Sales during the preceding Lease Year or partial Lease Year and an itemization of all permissible exclusions therefrom. Such Annual Statement shall also be duly certified to be true and correct in compliance with definition of Gross Sales and in accordance with generally accepted accounting practices, consistently applied, by a certified public accountant or authorized officer, member or principal of Tenant. If such Annual Statement shall reveal that the Percentage Rent paid on account of such Gross Sales shall have been understated, then such statement shall be accompanied by the amount of additional Percentage Rent payable as shown thereon. If such annual statement shall reveal that the Percentage Rent paid on account of such Gross Sales shall have been understated by more than five percent (5%), then the payment to be made to Landlord as a result of such understatement shall bear interest from the Percentage Rent Payment. Date(s) as to which the understatement relates at the Applicable Rate. If such annual statement shall show that Tenant shall have overpaid any installment of Rent, then Landlord shall promptly refund any such overpayment to Tenant (if such overpayment was for the last Lease Year) or credit such overpayment to the next installment of Rent due form Tenant. The statements referred to in this Exhibit B shall be in such form and style and shall contain such details and information as Landlord reasonably may require. The acceptance by Landlord of payments of Percentage Rent or reports thereof shall be without prejudice and shall in no event constitute a waiver of Landlord's right to claim a deficiency in the payment of Percentage Rent or to audit Tenant's books and records as set forth below.

                 6. Landlord shall have the right, upon fifteen (15) days' notice to Tenant, to cause a complete audit of all statements of Gross Sales to be performed by an independent certified public accountant and in connection with such audit, to examine Tenant's books of accountant and records (including all supporting data and any other records from which Gross Sales may be tested or determined). Landlord and the certified public accountant shall keep confidential the information obtained from such audit. Tenant shall make all such books and records available for examination at the office where such books and records are regularly maintained. Landlord and Landlord's agent shall have the right to copy and duplicate such information as Landlord may require. If any such audit by an independent certified public accountant discloses the actual Gross Sales transacted by Tenant exceed those reported, such determination shall be conclusively binding upon the parties, and

Tenant shall pay Landlord within three (3) business days after such accountant's determination, such additional Rent as may be so shown to be payable. If such audit shall reveal that the Percentage Rent paid on account of such Gross Sales shall have been understated by more than five percent (5%), then Tenant shall pay the fees of the accountant in connection with such audit, and the payment to be made to Landlord as a result of such understatement shall bear interest at the Applicable Rate. The furnishing by Tenant of any fraudulent statement shall constitute a default under this Lease. Tenant shall have the right to dispute the results of any audit arranged by Landlord by notifying Landlord at any time within thirty (30) days after Tenant's receipt of Landlord's invoice, in which event the dispute shall be resolved by a so-called "Big-Six" independent firm of certified public accountants hired by Landlord and approved by Tenant (such approval not to be unreasonably withheld or delayed). The decision of said accountants shall be conclusively binding upon the parties. The fees of said accountants for such audit shall be borne by Tenant unless such audit shall reveal that Tenant shall have overpaid Percentage Rent for the period in question by more than five (5%) percent, in which event Landlord shall bear the cost of the audit.

                 7. If any audit shall be commenced by Landlord or there shall arise any difference or dispute concerning Gross Sales, then and in any such event, Tenant's books of account and records (including all supporting data and any other records from which Gross Sales may be tested or determined) shall be preserved and retained by Tenant until a final resolution or final determination of such dispute or difference. Any information obtained by Landlord as the result of such audit shall be treated as confidential, except in any litigation or proceeding between the parties and except further that Landlord may disclose such information to prospective purchasers, to prospective or existing Mortgagees, to the Superior Landlord and in any statement filed with the Securities and Exchange Commission, Internal Revenue Service, or other similar Governmental Authorities or pursuant to any subpoena or judicial process.

                 8. If the Commencement Date shall be other than January 1, then, for the fist partial Lease Year and the final partial Lease Year, the Breakpoint shall be an amount equal to the product of (i) $27,769.86 and (ii) the number of days in such partial Lease Year.